
STOP

PLEASE READ BEFORE PROCEEDING

Thank you for assisting with this signing for Hankin & Pack, PLLC. We appreciate your partnership.

Notary / Closer Instructions

- Questions? Call 615.933.0075
- For loan-specific questions, please locate the Loan Officer's contact information located on the 1003 (loan application) in the closing package.
- Please confirm the time, date, and location with the signer ASAP.

Signers Name	Landa App 3 LLC and/or
Closing Date	7th day of June, 2024

Additional Signing Instructions to Follow:

1. **RETURN ORIGINAL DOCUMENTS:**
   a. **ALL Original Documents** must be returned within **24 hours** of the loan closing to our post-closing team at 401 Church Street, #1200, Nashville TN 37219. We have included a Prepaid FedEx label to simplify this process.
   b. If the closing occurs in the evening and the docs are not able to be sent out that night they must be sent out the morning of the next business day.
   c. PLEASE DO NOT SCAN IN A RESOLUTION HIGHER THAN 300 DPI OR IN COLOR BUT PLEASE SCAN ALL DOCMENTS AND A COPY OF THE IDS BROUGHT TO CLOSING BY THE SIGNER.

2. **RETURN FUNDS DUE**
   a. IF THE BORROWER OWES MONEY AT THE TABLE, YOU **MUST** COLLECT THOSE FUNDS AND SEND THE FUNDS BACK WITH THE CLOSING PACKAGE.
   b. IF FUNDS ARE BEING WIRED - **WE NEED THEM BY EOB THE NEXT BUSINESS DAY**
   c. IF THE BORROWER DOES NOT HAVE FUNDS AT TABLE, PLEASE CONTACT Katie Johnson THAT SCHEDULED THIS WITH YOU OR CALL 615.933.0075
   d. We have created a quick reference table for you as well.

Funds Type	**Details**	**Limit**	**State Exemptions**
Wire Transfer	Wire Transfer to Hankin & Pack, PLLC – If this option is chosen, please provide parties with the wiring instructions at the end of this form.	Unlimited	N/A
Cashier's Check	This is a bank-issued check. The borrower must visit a banking center and may need to pay a fee to obtain this check. Check must be made payable to Hankin & Pack, PLLC	Unlimited	N/A
Personal Check	Check must be made payable to Hankin & Pack, PLLC, (Please staple check to form.)	$1,000	N/A
Direct Deposit/ ACH Transfer	This is not accepted as a form of payment.	N/A	N/A

3. **Quick Reference:** STATES THAT REQUIRE WITNESSES AND WHAT THEY REQUIRE
   a. Connecticut: 2 witnesses; One can be the notary.
   b. Florida: 2 witnesses; One can be the notary – Although it is not a state requirement, lenders may request witnesses on their mortgages.
   c. Georgia: 2 witnesses; One MUST be the notary.
   d. Louisiana: 2 witnesses; The notary cannot serve as a witness.
   e. South Carolina: 2 witnesses; One can be the notary, but notary MUST be in the 2nd position.
   f. Indiana: Requires 1 witness; cannot be the notary.

ADDITIONAL NOTES - for working with Hankin & Pack, PLLC Clients

- Please note that you are acting as a representative of Hankin & Pack, PLLC, which means that you must be dressed and conduct yourself professionally.
- If you are going to be delayed, please contact the signor noted above as soon as you can to provide them with an updated ETA.
- If for some reason you are unavailable to sign at the time scheduled, please do not reschedule, just remove yourself from the signing and allow the Notary vendor to reassign the closing.
- Please make sure you have the borrower sign ALL signatures.
- If the signature line includes Trust verbiage, have the borrower sign "First Name Last Name, Trustee"
- Top of 1003 (application) must be signed if there is more than one borrower
- NOTICE OF RIGHT TO CANCEL
    - Correctly dated and signed (see attached rescission calendar)
    - Make sure you have borrower/s complete ALL dates on Notice of Right to Cancel
    - Receipt of Notice of Right to Cancel should be dated the same date as they sign
- Please upload to the Notary portal scanned copies of all documents prior to sending in the FedEx.
- **Please send copies of ID's used for your notary verification in the returned scans and with the return shipment of originals.**
- When a borrower is signing as a POA, the borrower's signature must reflect the exact language included in the signature line.
- Please include an All-Purpose Acknowledgement in the event that a stamp is missed.

By signing this form, you are acknowledging that you have read and completed this form in its entirety. Any files that are delayed for funding as a result of this form not being followed could result in a reduction of your closing fee.

Notary/Signing Agent/Attorney Signature

Monique Gravely

Notary/Signing Agent/Attorney Full Name

Date: 6/10/2024

Name Affidavit

DATE: 7th day of June, 2024

RE: 996 Greenwood Avenue Northeast, Atlanta, GA 30306

This is to certify that <u>YSHAY COHEN</u> and <u>YISHAI COHEN</u> are one and the same person.

____

Yishai Cohen, Member/Manager of Landa App 3 LLC

STATE OF NEW YORK
COUNTY OF NEW YORK

Subscribed and sworn to before me this ~~7~~ 10 MG th day of June, 2024.

____

Signature and office of individual taking acknowledgment

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

Hankin & Pack, PLLC
11675 Great Oaks Way
Suite 102
Alpharetta, GA 30022
(615) 933-0075

ALTA Borrower's Settlement Statement

File #:	2024-4437-GA	**Property**	996 Greenwood Avenue Northeast Atlanta, GA 30306	**Settlement Date**	06/07/2024
Prepared:	06/07/2024			**Disbursement Date**	06/07/2024
Licensed Escrow Officer:	Steve Berneman	**Borrower**	Landa App 3 LLC 20 West 22nd Street Suite 1411 New York, NY 10010		
		Lender	RBI Mortgages, LLC 19495 Biscayne Boulevard Suite 801 Miami, FL 33180		

Description	Borrower	
	Debit	Credit
Financial		
Loan Amount		$1,070,000.00
Lender Credit		$1,500.00
Loan Charges		
2% of Loan Amount (Points)	$21,400.00	
Appraisal Desk Review to RBI Mortgages, LLC	$400.00	
Appraisal Fee to RBI Mortgages, LLC ($1,000.00 POC by Borrower)		
Legal Fee to One Professional Services, LLC	$2,000.00	
Processing Fee to Lendai US Inc.	$1,500.00	
Underwriting Fee to RBI Mortgages, LLC	$1,500.00	
Prepaid Interest (from 06/07/2024 to 07/01/2024)	$8,203.44	
Payoff(s)		
Payoff to FCI Lender Services, Inc.	$1,018,481.30	
Principal : $1,018,406.30		
Est Payoff Charges -Servicer: $55.00		
Wire Fee: $20.00		
Government Recording and Transfer Charges		
Recording Fees	$75.00	
---Mortgage: $25.00		
---UCC: $25.00		
---UCC Release: $25.00		
E-Recording Fee to Simplifile	$15.00	
Title Charges & Escrow / Settlement Charges		
Title - Attorney Closing Fee to Hankin & Pack, PLLC	$2,340.00	
Title - CPL (Lender) to Stewart Title Guaranty Company	$50.00	
Title - Deed/ Title Cert to Hankin & Pack, PLLC	$650.00	
Title - Lender's Title Policy to Stewart Title Guaranty Company	$2,905.00	
Title - Notary Fee to Signature Closers, LLC	$200.00	
Title - Redraft Project Fee (x11) to Blueprint Title GA ($3,850.00 POC by Borrower)		
Title - Search Reimbursement to Hankin & Pack, PLLC	$119.50	
Title - Settlement Support Fee to Blueprint Title GA	$1,650.00	

Description	Borrower	
	Debit	Credit
Miscellaneous		
Payoff Holdback	$3,000.00	
Homeowner's Insurance Premium to Alliance Brokerage Corp.	$10,953.28	
	Debit	Credit
Subtotals	**$1,075,442.52**	**$1,071,500.00**
Due from Borrower		$3,942.52
Totals	**$1,075,442.52**	**$1,075,442.52**

Acknowledgement

We/I have carefully reviewed the Settlement Statement and find it to be a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction and further certify that I have received a copy of the Settlement Statement.
We/I authorize Hankin & Pack, PLLC to cause the funds to be disbursed in accordance with this statement.

Landa App 3 LLC, a Delaware Limited Liability Company

By: ______________________ Date 6/10/2024
Yishai Cohen, Member/Manager

____
Settlement Agent Date

LIMITED POWER OF ATTORNEY FOR CORRECTING TYPOGRAPHICAL ERRORS

We, the undersigned, for and in consideration of closing the loan involving property described as **996 Greenwood Avenue Northeast, Atlanta, GA 30306**, do hereby appoint **Hankin & Pack, PLLC** as our attorney-in-fact to correct any TYPOGRAPHICAL ERRORS, to place our initials on documents where changes are made and/or to sign our names to and acknowledge any modification or other documents correcting the typographical error. In the event this procedure is utilized, the party(ies) involved shall receive a corrected copy of the changed document.

This power of attorney shall be irrevocable until the loan, if any, is satisfied and shall survive the disability of the undersigned.

AS WITNESS our execution hereof this **7th day of June, 2024.**

BORROWER
Landa App 3 LLC, a Delaware Limited Liability Company

By: ______________________
Yishai Cohen, Member/Manager

STATE OF NEW YORK
COUNTY OF NEW YORK

Subscribed and sworn to before me this ~~7~~ 10th day of June, 2024. MG

____
Signature and office of individual taking acknowledgment

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

BORROWER MULTIPLE DISCLOSURE, AFFIDAVIT, CERTIFICATION, AND AGREEMENT

(This document contains Multiple Disclosures, Affidavits, Certifications, and Agreements as listed below)

	Summary of Paragraph
1.	Borrowers own property
2.	Payoff Figures Provided by Lender
3.	No materialmen's lien
4.	No bankruptcy
5.	No Spousal/Child Support owing
6.	Borrower Hold Harmless and Indemnify
7.	Shortages
8.	Correction of documents
9.	Ownership and Land Use/Exceptions to the Owner's title policy/Scope of representation
10.	Privacy Policy: Gramm-Leach-Bliley Act
11.	IRS Reporting
12.	HOA Dues: Hold Harmless and Indemnify

Re: 996 Greenwood Avenue Northeast, Atlanta, GA 30306

Borrowers

Before me the undersigned Notary Public in and for said County and State, personally appeared Landa App 3 LLC ("Borrower"), who are known to me and who, after having first read items below and then being duly sworn, does say as follows:

1. **Borrower(s) own property.** That the above Borrower(s) are the owner(s) in fee simple of the above described real estate – subject to all recorded easements and restrictions affecting the property; that they are in exclusive, full, complete and undisputed possession of said property and have a good and merchantable title thereto; that no property tax sales have occurred; that there are no parties in possession, no financing statements, no leases, contracts, claims, boundary line disputes, judgments, liens (that will not be paid off or closed at closing), unpaid taxes or tax liens or pending tax liens or interest of any kind held thereon by any other party; that all taxes and assessments of any kind; that there are no violations of any covenants, restrictions, agreements, conditions or zoning ordinances affecting the property; that there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against said seller(s); that personal property, if any, located on the premises above described is also free of all liens, claims and encumbrances; that the Borrower(s) are responsible for any and all sales tax; that there are no known encroachments of buildings, fences or other improvements upon any easements nor upon the said property from adjoining property, nor do any buildings, fences or other improvements on said property encroach on abutting property; and that there are no known unrecorded easements, unrecorded rights of way, or other unrecorded rights of passage to others over the premises.

Initials: ______ ______

2. **Payoff Figures.** Borrower understands that the payoff figure(s), if any, shown on the first page of the settlement statement are figures supplied to the settlement agent by the Borrower's lender(s) and is/are subject to confirmation upon tender of payment. If the payoff figure(s) are inaccurate, the payoff is delivered late by the express carrier, or the payoff is rejected for any reason the Borrower agrees to immediately pay any shortage(s) that may exist.

Initials: Y C

3. **No Materialmen's Lien.** Borrower affirms that, unless indicated otherwise, all improvements located on the subject property have been completed for twelve months, no labor has been performed upon nor any materials furnished to said Property for which laborers or materialmen have any right of lien; that there are no mechanics, materialmen's or laborer's liens against the above described property; and that the City and/or County have no right to file any grass cutting, trash removal, or similar liens.

Initials: Y C

4. **No bankruptcy.** That none of the undersigned have currently pending, nor anticipate filing within the next 90 days, any petition, proceeding, or action of any nature in any bankruptcy court.

Initials: Y C

5. **No Spousal/Child Support.** I/We, the undersigned, being parties to a real estate transaction being conducted on the day and date contained in the notarization of this instrument, after being duly sworn make oath as follows: I/We do not owe any delinquent Child of Spousal Support at the present time. I/We understand that if I/We owe back Child Support or Spousal Support, the same has to be paid at the time of this Real Estate Transaction and that Hankin & Pack, PLLC, The Underwriting Title Insurance Company/Underwriter (as listed on the Settlement Statement), and the Lender (if any) in this transaction, their respective successors and/or assigns, agents, and employees, from any and/or claims, costs, expenses and liabilities which may occur as a result of the reliance upon this affidavit and such affidavit proves to be false.

Initials: Y C

6. **Borrower's Hold Harmless and Indemnity. That the Borrower does here jointly and severally agree to indemnify and hold Hankin & Pack, PLLC and the Underwriting Title Insurance Company harmless of and from all loss, cost, damage and expense of every kind, including attorney's fees, which Hankin & Pack, PLLC and the Underwriting Title Insurance Company shall sustain or become liable for under its policy to be issued on account of reliance on the statements made herein including but not limited to any matters that may be recorded between the effective date of the Title Commitment and the time of the recording of the instruments described in said Title Commitment to be issued. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and expenses in addition to any other relief to which such party may be entitled.**

Initials: Y C

7. **Shortages.** In consideration for the closing and escrow services provided by Hankin & Pack, PLLC ("Escrow Agent"), the undersigned hereby consent(s) and agree(s) that in the event there are any shortages in any amounts due to any entity being paid in the course of this real estate transaction, or if there is a shortage in the amount collected from the undersigned at closing, he/she will do as follows: (A) The undersigned will immediately and fully pay to Escrow Agent, or to the designated entity, all funds necessary to pay the amount(s) in full. If the undersigned fails to pay said sums within seven (7) business days after receiving notice, the undersigned will be liable for the liquidated damages in an amount equal to the shortage. (B) This obligation shall be a continuing obligation and may apply to any business, person, or entity to which funds are owed. The entities include Escrow Agent, any lender, or any entity or creditor which has received, or is to receive, payment from Escrow Agent for the debt(s) owed by the undersigned. (C) If Escrow Agent must enforce this agreement, or if it files suit to collect funds due, the undersigned agrees to pay all costs including reasonable attorney's fees, court costs, and other expenses not prohibited by law. In the event an action is filed to enforce this Agreement, all parties agree to submit to the jurisdiction and venue of the Courts of Davidson County, Tennessee. (D) If any amount paid to Escrow Agent is in excess of the amount needed to pay off an account, Escrow Agent will provide reasonable assistance to the appropriate party in order to recover the balance. If an account is closed or in a creditor refuses to accept payment, Escrow Agent will refund the payment to the party charged and charge a stop payment and re-issue fee. The undersigned agree(s) to indemnify, save and hold harmless Escrow Agent for all its expenses, costs and attorney fees incurred in connection with any legal action respecting said funds and any such expenses, costs and fees may be deducted from the total sum held.

Initials: Y C

8. **Correction of documents.** Each Borrower, for and in consideration of $1.00 in hand paid and closing and escrow services being provided, the receipt and sufficiency of which is hereby acknowledged, individually hereby and by these presents agrees to cooperate and assist in the correction of all documents and of all typographical, clerical, mathematical, and/or other mistakes, errors or omissions. Moreover, as a condition of Hankin & Pack, PLLC proceeding with the closing of the real estate transaction in which the undersigned are parties, the Borrower(s) agree to execute additional or corrected documents upon the request of Hankin & Pack, PLLC. The undersigned agree(s) to sign the corrected or additional documents within five (5) business days from the date of request. Any request by Hankin & Pack, PLLC for additional documents, corrective documents, or for corrections to existing documents shall be prima facie evidence of the necessity of the request. A written statement from Hankin & Pack, PLLC sent to the parties at their last known address shall be sufficient notice of the request. Failure of refusal by the requested party(s) to execute such additional necessary documents, or to correct existing documents, shall be considered a breach of this agreement. The remedies available to Hankin & Pack, PLLC include, but are not limited to, injunctive relief and damages. If Hankin & Pack, PLLC files a lawsuit or commences any action to enforce this agreement, the defendants agree to pay all court costs, expenses and attorney fees.

Initials: Y C

9. **Ownership, Land Use, and Title Policy Exceptions to Coverage.** Unless otherwise agreed to in writing, by the Borrower and Hankin & Pack, PLLC, the Borrower has an affirmative duty to independently satisfy any questions about Land Use Restrictions, land use rights, property restrictions, easements (utility or otherwise), how the property may be restricted, and other items listed above – such advocacy is not within the scope of Hankin & Pack, PLLC's representation and the Borrower should seek and hire appropriate counsel for matters relating to Land Use Restrictions, land use, and restrictions.

Initials: YC

10. **Privacy Policy.** Title V of the Gramm-Leach-Bliley Act (GLBA) generally prohibits any financial institution, directly or through affiliates, from sharing nonpublic personal information about you with a non-affiliated third party unless the institution provides you with a notice of its privacy policies and practices, such as the type of information that is collects about you and the categories of persons or entities to whom it may be disclosed. In compliance with the GLBA, we are providing you with this document, which notifies you of the privacy policies of Hankin & Pack, PLLC. We may collect nonpublic personal information about you from the following sources: (1) Information we receive from you, such as on applications or other forms. (2) Information about your transactions we secure from our files, or from our affiliates or others. (3) Information we receive from a consumer-reporting agency. (4) Information that we receive from others involved in your transaction, such as the real estate agent or lender. (5) Unless it is specifically stated otherwise in an amended Privacy Policy Notice, no additional nonpublic personal information will be collected about you.

We may disclose any of the above information that we collect about our customers or former customers to our affiliates or to non-affiliated third parties as permitted by law. We also may disclose any of the above information about our customers or former customers to non-affiliated companies that perform services on our behalf. **WE DO NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT YOU WITH ANYONE FOR ANY PURPOSE THAT IS NOT SPECIFICALLY PERMITTED BY LAW.** We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Notwithstanding the above, we reserve the right to disclose any nonpublic personal information found on the Settlement Statement from your escrow transaction with any assignor, investor or real estate agent/broker who is receiving payment of a fee or commission as outlined on the Settlement Statement being shared. You may opt out of this disclosure by notifying your escrow agent or transaction coordinator of your decision to opt out directly via email or telephone, or by filling out the Contact Support form on our website (https://blueprinttitle.com/contact-us/) clearly indicating your desire to opt out of any disclosure of your Settlement Statement as described herein. Any opt out notice must be received at least ten (10) days prior to your scheduled closing date.

Initials: Y C

11. **IRS reporting.** YOUR COPY OF THE SETTLEMENT STATEMENT WILL SERVE AS YOUR COPY OF WHAT IS BEING REPORTED TO THE IRS. You are required by law to provide Hankin & Pack, PLLC with your correct taxpayer identification number. If you do not provide Hankin & Pack, PLLC with your correct taxpayer identification number, you may be subject to civil or criminal penalties imposed by law. Under penalties or perjury, I certify that I have provided my correct taxpayer identification number to Hankin & Pack, PLLC.

Initials: Y C

12. **HOA Dues: Hold Harmless and Indemnify.** The Borrower hereby certifies that all homeowner's/condo/town home dues (hereinafter called "Dues") are current, that there are no delinquent

Dues owed on the subject property and that the Seller is not aware of any pending assessment. The Borrower also agrees that if at a later date, post-closing, any such dues are discovered, the Borrower is liable for these dues and will be responsible for paying the dues, inclusive of all penalties and late fees, within ten (10) days of demand for such additional amounts. Further, the Borrower agrees to hold harmless and indemnify Hankin & Pack, PLLC from any and all claims of damage, cost, liability and/or cost arising in any form, in connection with the Dues.

Initials: Y C

Except as otherwise provided herein, Borrowers understand that this DISCLOSURE, AFFIDAVIT, CERTIFICATION, AND AGREEMENT is made for the purpose of inducing the title insurance underwriter ("Underwriter") and/or its agent Hankin & Pack, PLLC to close this transaction, disburse funds, prepare legal documents, and to issue its title insurance policy or policies insuring the title to the land knowing that the Underwriter, its agent Hankin & Pack, PLLC and an insured who has a valid claim made pursuant to the title policy to be issued ("Insured(s)") will rely upon the truth of the statements made by the affiant(s), and I/we expressly agree to indemnify and hold harmless the Underwriter, the underwriting agent, Hankin & Pack, PLLC and its Insured(s) in this transaction from any and all loss arising from any inaccuracies contained herein. This agreement is severable. Therefore, in the event any provision of this agreement conflicts with applicable law, such conflict shall not affect other provisions of this agreement that can be given effect without the conflicting provision. By signing this document the Borrowers have acknowledged that they have read and understood all applicable paragraphs contained herein. Borrowers acknowledge that Hankin & Pack, PLLC's issuance of title insurance is not the practice of law and creates no attorney-client relationship between Borrowers and Hankin & Pack, PLLC. Hankin & Pack, PLLC acts solely on behalf of the title insurance underwriter issuing the title insurance policy. Borrowers understand and acknowledge that Hankin & Pack, PLLC does not owe the parties any duty other than to deliver a title insurance policy (or policies) upon receipt of the stated premium. Neither Hankin & Pack, PLLC nor any of its employees have made any representations, assurances, guarantees, opinion, or certifications to Borrower, upon which Borrower is relying, as to Borrower's interest in the property, Borrower's legal rights, or the merchantability of title to the property. Borrowers understand and waive the right to have an attorney represent them in closing the transaction if they have not retained an attorney for this purpose. In the event that Borrowers seeks damages against Hankin & Pack, PLLC, Hankin & Pack, PLLC shall be reimbursed for its costs and expenses, including reasonable attorney's fees. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Davidson County, Tennessee. Under no circumstances should this document be used or relied upon by the Borrowers as substitute for due diligence on their part. This document may be signed in counterparts.

I declare under penalty of perjury, under the laws of New York, that the foregoing is true and correct. Executed on June 7, 2024.

Landa App 3 LLC, a Delaware Limited Liability Company

By: ______________________

Yishai Cohen, Member/Manager

PURCHASER'S AFFIDAVIT PURSUANT TO THE GEORGIA FAIR LENDING ACT HB1361
(O.C.G.A. §7-6A-1, et seq.)

The undersigned Borrower(s), after having been duly sworn, deposes and states as follows:

I, **Landa App 3 LLC**, give(s) this affidavit as part of the closing of a residential loan closing transaction, being of sound mind and over the age of 18 years, have personal knowledge of the facts set forth herein or facts and circumstances underlying the statements set forth herein, and further understand that this is a sworn statement under the laws of the State of Georgia.

Deponent states that no person, attorney, representative, employee, director or officer of either **Hankin & Pack, PLLC** ("Title Insurer"), **RBI Mortgages, LLC** ("Lender"), or **Hankin & Pack, PLLC** has recommended or encouraged default of an existing loan or other debt prior to and in connection with the closing or planned closing of a home loan that refinances all or any portion of such existing debt; and

Deponent further states that he or she has entered into this loan transaction freely, knowingly, willingly and voluntarily and that Borrower is consummating this transaction because Borrower reasonably believes that Borrower is realizing an actual, reasonable, tangible net benefit considering all of Borrowers' circumstances, including the terms of both the new and refinanced loans and the cost of the new loan; and

Deponent further states that all facts and circumstances necessary for Lender to make a reasonable determination that Borrower is able to make the scheduled payments associated with the loan being consummated in this transaction based upon a consideration of Borrower's current and expected income, current obligations, employment status and other financial resources, other than Borrower's equity in the collateral that secures this loan have been provided to Lender and are true and correct and accurately represent Borrower's current financial status and monthly cash flow for the twelve month period immediately prior to the consummation of this loan. Borrower states that he or she has made a reasonable determination of Borrowers' ability to make such scheduled loan payments and would not enter into this transaction without having first made a reasonable assessment of Borrowers' ability to make such payments.

Deponent further acknowledges and understands that **Hankin & Pack, PLLC** is reasonably relying on Borrower's representations contained herein to its detriment and as consideration for its agreement to act as escrow agent in closing this loan transaction, and that absent such representations and warranties, cannot agree to close this loan.

Deponent further acknowledges and understands that Title Insurer by and through its agent, **Hankin & Pack, PLLC**, is reasonably relying on Borrower's representations contained herein to its detriment and as consideration for its agreement to issue title insurance as part of the closing of this loan transaction and in agreeing to issue its insured closing letter to Lender, and that absent such representations and warranties, cannot agree to issue its insured closing letter to Lender or to issue title insurance as part of this transaction.

The undersigned Deponent(s) further sayeth not this **7th of June, 2024.**

Borrower(s):

Landa App 3 LLC, a Delaware Limited Liability Company

By: ______________________________
Yishai Cohen, Member/Manager

STATE OF NEW YORK
COUNTY OF NEW YORK

Subscribed and sworn to before me this ~~7~~ 10th day of June, 2024. MG

____
Signature and office of individual taking acknowledgment

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

Scope of Representation

Buyer/Borrower:Landa App 3 LLC
Seller:
Closing Attorney: Hankin & Pack, PLLC
Property Address: 996 Greenwood Avenue Northeast, Atlanta, GA 30306

Buyer/Borrower and Seller (the "Parties") understand and acknowledge that Closing Attorney represents the Parties in connection with the purchase or refinance of the property referenced above and will collect the purchase price, disburse funds pursuant to a signed settlement statement, ensure the understanding of all documents to be executed, draft deeds and other necessary documents, provide the title insurer with an opinion on title sufficient to issue an owner's and/or lender's title insurance policy, submit appropriate documents for recording, and perform any other tasks necessary to complete the transaction in accordance with the agreement between the Buyer/Borrower and Seller. Closing Attorney shall act impartially and control and perform all legal aspects of the closing. Each party has the right to separate counsel. If a conflict between the parties develops, Closing Attorney shall withdraw from representation of all parties and shall not continue to represent any of the parties in the transaction.

The Parties understand and acknowledge that Closing Attorney represents both the Buyer/Borrower and Lender, if applicable, to the extent that the transaction between Buyer/Borrower and Lender is completed in accordance with their agreement and closing instructions submitted to Closing Attorney by Lender. Each party has the right to separate counsel. If a conflict between the Buyer/Borrower and Lender develops, Closing Attorney shall withdraw from representation of all parties and shall not continue to represent any of the parties in the transaction.

Landa App 3 LLC, a Delaware Limited Liability Company

By: ______________________
Yishai Cohen, Member/Manager

June 7, 2024 (Date)

____

June 7, 2024 (Date)

Contact Information

Name: Yishai Cohen

Last Name: Cohen

Home Phone 5766181181

Cell Phone

International Phone Number (if foreign national)

Email accounting@landa.app

US Address 20 W 22nd st, New York, NY

International Address (if foreign national)

Emergency contact info

Name Ran Goldman

Relationship Employer

Phone 2012565930

Address

RBI
PrivateLending

Kosher Compliance

In the event that the transactions set forth in the Closing Documents should violate Jewish law, the Heter Iska terms and conditions available at www.rbiprivatelending.com/about-us/kosher, as amended from time to time (the "Heter Iska"), will henceforth be incorporated by reference into the Closing Documents and its provisions will be binding on the Parties hereto. The Parties acknowledge reviewing and understanding the Heter Iska. Subject to the applicability of the Heter Iska as set forth in paragraph, in the event of a conflict between the Heter Iska and the terms and conditions contained in the Closing Documents, the terms and conditions of the Heter Iska shall prevail.

Borrower Signature: Date: 5/10/18

Co-Borrower Signature: Date:

RBI Mortgages, LLC dba RBI Private Lending / RBI Private Lending LLC: Date:

LENDER'S CLOSING INSTRUCTIONS

Date:	June 7, 2024
Title: Contact:	Blueprint Title ("Title Company") Katie Johnson Title Officer myclosing@blueprinttitle.com
Lender:	RBI Mortgages LLC, a Florida limited liability company, ISAOA ("Lender") 19495 Biscayne Boulevard, Suite 801 Aventura, Florida 33180
Contact:	RBI MORTGAGES LLC ("Closing Contact") DOMINIQUE@RBIALLIANCE.COM
Prepared By:	RBI MORTGAGES LLC DOMINIQUE@RBIALLIANCE.COM 19495 Biscayne Boulevard, Suite 801 Aventura, Florida 33180

Title Order No.:	2024-4437-GA (effective May 19, 2024) ("Title Report")
Policy Amount:	$1,070,000.00 (100% of the principal balance) ("Policy Amount")
Property Address:	996 Greenwood Ave NE, Atlanta, Georgia 30306 ("Property")
Loan Amount:	$1,070,000.00
Borrower:	Landa APP 3 LLC, a Delaware limited liability company ("Borrower")
Guarantor:	Yshay Cohen ("Guarantor")

A. Loan Documents.

1. Enclosed herewith are the following loan documents (collectively "Loan Documents"):

   a) Loan and Security Agreement ("Loan Agreement");
   b) Secured Note ("Note");
   c) Deed to Secure Debt ("Security Instrument");
   d) Guaranty;
   e) Language Capacity Declaration;
   f) Compliance Agreement;
   g) Hazard Insurance Disclosure;
   h) Arbitration Agreement;
   i) Balloon Payment Disclosure;
   j) Conditional Loan Approval;
   k) E.C.O.A. Appraisal Report Disclosure;
   l) Certificate of Non-Owner Occupancy;
   m) Business Purpose of Loan Certification;
   n) Environmental Indemnity Agreement;
   o) Two (2) Entity Certificates;
   p) UCC-1 Fixture Filing for Landa APP 3 LLC (996 Greenwood Ave NE, Atlanta, Georgia 30306): File in county records where the related Security Instrument is filed;
   q) Anti-Money Laundering Declaration;
   r) Signature Affidavit and AKA Statement;
   s) Agreement Regarding Service of Process and Confirmation of E-mail Address;
   t) Form W-9; and
   u) Post Closing Agreement.

The Security Instrument referenced above is referred to herein as the "Recordable Document."

Where applicable, the Lender will execute the Loan Documents upon Lender's receipt of the fully executed originals.

Closing Agent acknowledges that the Section A conditions have been met. Initials KG

B. Funding Conditions. Lender will fund this transaction upon satisfaction of the following conditions:

1. You have received all of the Loan Documents.

2. If the Borrower is an entity, you have reviewed the entity documents of Borrower and have confirmed that the parties or party executing the Loan Documents on behalf of Borrower have authority to execute the Loan Documents on behalf of Borrower.

3. You have copied government issued identification of each and every party executing the loan documents and shall forward copies to Lender with the Loan Documents.

4. You have obtained a copy of the (i) fire/hazard, and (ii) liability insurance policies on the Property (inclusive of flood coverage if applicable to the Property), which confirms that the premiums have been paid for the 12-month period following the date of loan closing; and, you have obtained insurance mortgagee endorsements naming Lender, its successors and assigns, as mortgagee for all of the required policies. For the hazard insurance policies, you must ensure that: (i) the Borrower's insurance policies cover the replacement value of the improvements on the Properties, and (ii) if the Property is not the primary residence of the Borrower, that the policy is a landlord or other investment policy. For the liability policy, the minimum coverage shall be One Million and 00/100 Dollars ($1,000,000.00). Lender will not fund this Loan until the insurance policies are obtained and Lender is named as mortgagee.

Mortgagee clause shall read as follows:

RBI Mortgages LLC, a Florida limited liability company; ISAOA
19495 Biscayne Boulevard, Suite 801
Aventura, Florida 33180

5. When all of the conditions set forth above have been satisfied, please schedule the loan closing and have the Borrower execute the Loan Documents in the presence of a licensed notary arranged by Escrow or Title Company. Please ensure that:

a) the Loan Documents have been fully executed (and acknowledged, as appropriate) by the parties thereto;
b) if applicable, Borrower shall initial the following sections of the Loan Documents:
   i. Loan Agreement: **8.10, 8.13, 8.15;**
   ii. Security Instrument: **22, 33;**
   iii. Note: **5;**
   iv. Environmental Indemnity: **10;**
   v. Full Recourse Guaranty: **17;**
c) Borrower has completed the Language Capacity Declaration, Certificate of Non-Owner Occupancy, and Business Purpose Certificate;
d) You have attached the legal description of the Property as provided by Title as Exhibits to the Security Instrument and Environmental Indemnity Agreement;
e) The Recordable Document is properly notarized and is in recordable form;
f) You have provided the Borrower with a duplicate set of Loan Documents;
g) Each Loan Document is dated appropriately and if any Loan Documents are not already dated, insert the date of closing in the appropriate blanks in the Loan Documents; and
h) Complete any blanks contained in the Loan Documents with information provided to you in writing.

Closing Agent acknowledges that the Section B conditions have been met. **Initials** KG

C. Title Related Closing Conditions.

1. You have confirmed that all liens, encumbrances, judgments, mortgages and/or deeds of trust recorded against the Property are either cleared prior to closing or will be paid through the closing of escrow.

2. You have confirmed that the owner(s) of the Property matches the owner(s) described in the Title Policy Section below, or are prepared to record all necessary documents to fully convey the Property accordingly. If this is a purchase transaction, you have or will have received an original executed grant deed or warranty deed as customary in the state where the Property is located as approved by Lender (and which may not be a quitclaim deed unless approved in writing by Lender)(with the grantor's signature notarized and otherwise in recordable form), transferring fee title to the Property exactly in the name of Borrower as it appears in the Security Instrument (the "Deed").

3. You have verified that no junior liens have or will be placed on the Property without the written consent of Lender. Should you become aware of any junior lien(s) or request to record a junior lien, you shall promptly notify the Lender and request Lender's written consent to permit any junior lien to be recorded against the Property.

4. You shall provide a closing protection letter to Lender.

5. You have determined that the legal description contained in the Deed, the Security Instrument, and the proforma or anticipated Title Policy are identical.

6. Title Company is irrevocably and unconditionally committed to issue a final Title Policy (defined below) to Lender, its successors and/or assigns as follows:

   Title Policy: 2021 ALTA Expanded Coverage Loan Policy, or 2006 ALTA Lender's Extended Policy (should the aforementioned 2021 form be unavailable) in the Policy Amount insuring: a) fee title to the Property is vested solely and exactly in Landa APP 3 LLC, a Delaware limited liability company and b) the Security Instrument will record in First priority position (the "Title Policy"). In the event neither form of Title Policy identified above is available, you must contact the individual identified on Page 1 of these instructions as the Contact for further instruction.
   Insured: RBI Mortgages LLC, a Florida limited liability company, ISAOA
   Endorsements (or their state equivalents): ALTA 9; ALTA 14; ALTA 22; ALTA 27; ALTA 8.1, ALTA 9. GAP AND MECHANIC LIEN COVERAGE..

   Requirements: All requirements must be met and may not appear on the Title Policy.

   (a) The Title Policy will contain the recording information of the Security Instrument;
   (b) The coverage on the Title Policy shall be in an amount equal to $1,070,000.00 (100% of the principal balance);
   (c) In the event Lender authorizes in writing the disbursement of Funds prior to recordation of the Security Instrument and any other Recordable Document, as applicable, the disbursement of Funds prior to recordation of the Security Instrument and Recordable Document shall be conditioned upon Title Company's irrevocable and unconditional commitment to issue the Title Policy with GAP coverage for any intervening liens or encumbrances between the date of disbursement of Funds and the recordation date of the Security Instrument;

(d) All taxes and homeowner's association fees, if any, that are to have been paid as of the date of the Title Policy shall be shown as paid.

Exception Items: The following exception items listed in the Title Report shall be paid or otherwise DELETED and may not appear on the Title Policy: **TBD.**

The Title Policy will be effective as of the date and time of the recording of the Security Instrument insured thereby, or, if such an effective date is not possible, then alternatively the Title Policy will contain affirmative coverage against loss or damage (including costs, attorney's fees and expenses) sustained or incurred by the Insured as provided in the Title Policy by reason of defects, liens, encumbrances, adverse claims, or other matters attaching or created subsequent to the date of the Title Policy and prior to the recordation of the Security Instrument, whether in the Title Policy jacket or by endorsement. All exceptions contrary to such coverage shall be deleted, and Lender must approve in writing of such alternative coverage.

Title acknowledges that the Section C conditions have been met. **Initials** KG

D. Settlement Statement.

1. You have prepared a Settlement Statement for execution by Borrower which includes the information described in Exhibit "A" attached hereto and incorporated herein. **Please note that Exhibit "A" may be updated from time to time prior to closing and the final Exhibit "A" provided by Lender shall be used. The Settlement Statement is subject to Lender's final approval.**

2. You are in receipt of immediately available funds from Borrower in an amount which when added to the Funds is sufficient to pay all amounts set forth on the Settlement Statement. In particular, you shall have received sums sufficient to pay (a) all title insurance premiums due with respect to the issuance of the Title Policy (defined above) for the Property, (b) all other sums required to be paid in order to enable Title Company to issue the Title Policy for the Property, (c) all homeowner's association fees, intangibles, mortgage tax, recording, filing and documentary stamp taxes and fees payable in connection with the Security Instrument, and (d) the title review fee to Lender's title reviewer set forth on the Settlement Statement, as applicable.

Note: Lender shall have no liability or responsibility for any costs, fees or expenses which may be incurred in connection with this transaction. All costs, fees, and expenses (including, without limitation, your fees and expenses for the issuance of the Title Policy and all title endorsements described herein and therein, the recording and transfer costs and fees, and any and all documentary transfer taxes and/or mortgage taxes) are to be paid by Borrower. Borrower must sign and date the Settlement Statement at the closing to acknowledge receipt of the Statement and approval of the disbursements. You shall return to Lender and/or Borrower upon written demand by Lender all documents, funds and other information provided by Lender or Borrower at any time prior to the recording described herein, if such recording has not yet occurred.

Closing Agent acknowledges that the Section D conditions have been met. **Initials** KG

E. Recording.

1. You have contacted Closing Contact, the closing contact on behalf of Lender, and have confirmed that the signed Loan Documents are acceptable and all other conditions required by Lender to be fulfilled outside of this transaction have been fulfilled to the satisfaction of Lender; and, **you have delivered a scanned copy of this letter countersigned to indicate your acceptance of these instructions WITH A SCANNED COPY OF THE SIGNED LOAN DOCUMENTS PRIOR TO MAILING ORIGINAL DOCUMENTS TO LENDER to Closing Contact.**

2. Thereafter, you shall have determined that the Recordable Document is in proper form for recording and shall record the Recordable Document in the Official Records in the county in which the Property is located. The recordation shall constitute your issuance of the Title Policy.

3. You shall record or cause to be recorded in the exact order as follows: first, the Deed, if any, and second, immediately thereafter the Security Instrument.

Title acknowledges that the Section E conditions have been met. **Initials** KG

F. Disbursement of Funds.

1. Upon your completion of the foregoing, you shall disburse the Funds as follows:
   a) Pay all demands received into escrow in connection with this transaction which have been approved by Lender.

   b) Pay all of the fees and costs plus any other costs and expenses incurred in connection with the closing of this transaction, including those which may be incurred for the Title Policy, escrow fees, notary fees, photocopying, recording and filing fees, taxes, title company services, and all such other fees, charges, and taxes. Lender shall have no liability for any costs or expenses which may be incurred in connection with the closing of this transaction (collectively, the "Fees and Costs").

   c) FUNDS SHALL BE DISBURSED ONLY IN STRICT ACCORDANCE WITH THESE LENDER'S CLOSING INSTRUCTIONS AND THE APPROVED SETTLEMENT STATEMENT. FURTHERMORE, CLOSING AGENT AGREE THAT LENDER MAY, IN ITS SOLE AND ABSOLUTE DISCRETION, UNILATERALLY INSTRUCT CLOSING AGENT TO RETURN THE FUNDS TO LENDER.

Closing Agent acknowledge, as applicable, that the Section F conditions have been met. **Initials** KG

G. Delivery of Original Executed Loan Documents.

1. Upon completion of the foregoing, you shall deliver the executed originals of the Loan Documents (with the exception of the Recordable Document) directly to Lender's Address provided above.

2. Within five (5) days of closing, one certified copy of each fully executed and assembled Recordable Document, showing all recording information and with legal descriptions attached (with such copy of the Security Instrument, certified by Title Company as a true and correct copy of the original).

3. Within five (5) days of closing, one certified copy of the Settlement Statement showing settlement of the Funds disbursed at closing.

Closing Agent acknowledge, as applicable, that the Section G conditions have been met. **Initials** KG

In this transaction, you shall adhere to the procedures set forth in these Lender's Closing Instructions. If you are unable to comply with these instructions and close the transaction on or before June 30, 2024, or if there are to be any changes therein, then you are not to proceed without further authorization from Closing Contact.

By acceptance of these Lender's Closing Instructions, Closing Agent acknowledges and agrees that upon disbursement of the Funds in accordance with these Lender's Closing Instructions, the title insurance premiums will have been paid in full.

Prior to closing, please deliver the acknowledgment below to Closing Contact. Please call Closing Contact if you have any questions.

Notwithstanding the failure of Lender to receive a copy of these Lender's Closing Instructions executed by an authorized officer of Escrow and Title Company, as applicable, the disbursement of Funds and/or the recordation of the Security Instrument shall constitute evidence of Escrow's and Title Company's, as applicable, agreement to comply with their respective obligations under these Lender's Closing Instructions, including issuance of the Title Policy by Title Company.

These Lender's Closing Instructions may be executed in original or electronic (pdf) counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

IN THE EVENT OF A FAILURE TO RETURN A FULLY EXECUTED COPY OF THESE CLOSING INSTRUCTIONS TO THE LENDER, INCLUDING, WITHOUT LIMITATION, BY FACSIMILE OR ELECTRONIC TRANSMISSION, PRIOR TO CLOSING AGENT'S RECEIPT OF THE FUNDS, SUCH RECEIPT OF THE FUNDS SHALL BE DEEMED EVIDENCE OF YOUR AGREEMENT TO PROCEED IN STRICT ACCORDANCE WITH THE TERMS OF THESE LENDER'S CLOSING INSTRUCTIONS.

The undersigned acknowledges receipt of the above Lender's Closing Instructions and agrees to proceed in strict accordance therewith.

TITLE COMPANY:

BLUEPRINT TITLE

By: Katie Johnson
Name: Katie Johnson
Title: Closing Agent

Exhibit "A"
Lender Fees

Loan Amount: $1,070,000.00

General Items

All fees and costs plus any other costs and expenses incurred by the Title Company or provided to the Title Company for insertion on the Settlement Statement in connection with the closing of this transaction, including those which may be incurred for the title commitment, the 2021 (or 2006 if 2021 is unavailable) ALTA Lender's Extended Title Policy, escrow fees, photocopying, recording and filing fees, taxes, title company services, and all such other fees and charges.

Any amounts necessary to remove exceptions listed in Title Policy section above including payments of liens appearing of record.

Fee Amount	Description	Comment
$341.81 per day	Per Diem Interest	Per day from the date of funding through **and including June 30, 2024** which shall be net funded

REMAINING LOAN PROCEEDS, IF ANY, SHALL BE DISBURSED IN ACCORDANCE WITH LENDER'S FURTHER INSTRUCTIONS.

KEY PROVISIONS SUMMARY

Document Date:	June 7, 2024
Property:	996 Greenwood Ave NE, Atlanta, Georgia 30306
Borrower(s):	Landa APP 3 LLC, a Delaware limited liability company
Lender:	RBI Mortgages LLC, a Florida limited liability company
Guarantor(s):	Yshay Cohen
Guarantor Recourse:	Full Recourse Guaranty
Loan Amount:	$1,070,000.00
Interest Rate:	11.5%
Number of Interest-Only Payments:	24 months
Interest-Only Monthly Payment Amount:	$10,254.17
Maturity Date:	July 1, 2026

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of June 7, 2024, is entered into by Landa APP 3 LLC, a Delaware limited liability company ("Borrower"), for the benefit of RBI Mortgages LLC, a Florida limited liability company ("Lender").

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1. **DEFINITIONS.** As used herein, the following terms shall have the following meanings (all terms defined in this Section or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1. **"Agreement"** shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

1.2. **"Applicable Law"** shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of Florida (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Florida law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.3. **"Attorneys' Fees."** Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender as provided in the Loan Documents.

1.4. **"Collateral"** shall mean the collateral described in Section 2 below.

1.5. **"Environmental Laws"** shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.6. **"Event of Default"** shall mean any event specified in the Event of Default heading below.

1.7. **"Governmental Authority"** shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.8. **"Governmental Requirements"** shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.9. **"Guarantor"** shall mean Yshay Cohen, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1.10. "Guaranty" shall mean each Guaranty, Limited Guaranty, Springing Guaranty, or Guaranty of Completion of even date herewith executed by a Guarantor.

1.11. "Hazardous Materials" means any and all (a) substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as "hazardous substances" under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as "medical wastes" under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.12. "Indebtedness" means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.12.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.12.2. This Agreement;

1.12.3. The Security Instrument and all other Loan Documents;

1.12.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.12.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.12.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.13. "Insurance Rating Requirements" means the requirements for a property insurance policy issued by an insurer having a claims-paying or financial strength rating of any one of the following: (A) at least "A-:VIII" from A.M. Best Company, (B) at least "A3" (or the equivalent) from Moody's Investors Service, Inc. or (C) at least "A-" from Standard & Poor's Ratings Service.

1.14. "Lender Retained Funds" shall mean all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Appraisal Holdbacks, Debt Service Holdbacks, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks, Capital Expenditure Holdbacks and Insurance Holdbacks.

1.15. "Loan" shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Loan Documents.

1.16. "Loan Amount" shall mean One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00).

1.17. "Loan Document(s)" means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now

existing or made in the future, and all amendments, modifications, and supplements thereto. Notwithstanding the foregoing, when used in the definitions of Indebtedness, Secured Obligations, and Obligations, and in relation to the discussion of the Secured Obligations, Obligations and Indebtedness that are secured by any Security Agreement, the term "Loan Documents" specifically excludes any Guaranty and Environmental Indemnity Agreement, each of which are not secured by any Security Agreement unless specifically identified therein.

1.18. "**Maturity Date**" shall mean July 1, 2026.

1.19. **"Note(s)"** means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.20. **"Person"** means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.21. **"Personal Property Collateral"** shall mean any property pledged to secure the Note that is not Real Property Collateral.

1.22. **"Real Property Collateral"** shall mean all Mortgaged Property described in the Security Instrument(s), commonly known as 996 Greenwood Ave NE, Atlanta, Georgia 30306.

1.23. **"Secured Obligations"** shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, Attorneys' Fees, remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

1.24. **"Security Agreement"** shall mean any and all agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise creating, evidencing, governing or representing a security interest of Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.25. **"Security Instrument(s)"** shall mean any and all agreements of even date herewith that secure the Real Property Collateral, including but not limited to any (i) Deeds of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (ii) Mortgages, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iii) Deeds to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iv) Security Deeds, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, and (v) Mortgages.

1.26. **"Tenant Affiliate"** shall mean any occupant of the Real Property Collateral, other than Borrower, that that is directly or indirectly controlling, controlled by or under common control with, the Borrower.

Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2. <u>GENERAL</u>.

2.1. Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2. Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3. Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender. All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary or appropriate.

2.4. Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1. **Real Property Collateral.** All Real Property Collateral.

2.4.2. **Personal Property Collateral.** All Personal Property Collateral.

2.4.3. **Borrower Funds.** All of Borrower's interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; all Lender Retained Funds; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4. **Lender Retained Funds.** The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity. Unless an agreement is made in writing or applicable law requires interest to be paid on the Lender Retained Funds, Lender shall not be required to pay Borrower any interest or earnings on the Lender Retained Funds.

2.4.5. **Additional Property.** Any additional personal property otherwise set forth in the Loan Documents;

2.4.6. **Proceeds.** All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the Collateral described in this Agreement.

2.5. Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1. **Notes.** Payment of all obligations at any time under any and all Notes.

2.5.2. **Loan Documents.** Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3. **Related Loan Documents**. Payment and/or performance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (each a "Related Loan," and collectively, the "Related Loans"), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender's intention, to make any Related Loan to Borrower or its affiliates;

2.5.4. **Future Obligations**. Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5. **Modifications and Payments**. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.6. Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

3. BORROWER'S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement and shall survive the execution and delivery of the Loan Documents:

3.1. Capacity. Borrower and the individuals executing Loan Documents on Borrower's behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions. All signatures of Borrower and Guarantor, and the individuals executing Loan Documents on their respective behalf, are genuine.

3.2. Authority and Enforceability. Borrower's execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

3.3. **Compliance with Other Instruments.** The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

3.4. **Compliance with Law.** The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5. **Adverse Events.** Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6. **Litigation.** There are no actions, suits, investigations, or proceedings pending or, to Borrower's knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7. **No Untrue Statements.** All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8. **Policies of Insurance.** Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9. **Financial Statements.** All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower's abilities to perform the Secured Obligations and pay the Indebtedness.

3.10. **Taxes.** Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, Impositions (as defined in the Security Instrument), and other governmental charges that have or may have

become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

3.11. Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12. Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

3.13. Entity Compliance. As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, partnership, or trust shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it, and Borrower shall qualify and remain in good standing in each jurisdiction where it is required to be so under any applicable Governmental Requirement.

3.14. Improper Financial Transactions.

3.14.1. Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the "Financial Control Laws"), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

3.14.2. Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3. Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4. Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion.

3.14.5. Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term "Barred Person" shall mean (A) any person, group or entity named as a "Specially Designated National and Blocked Person" or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (B) any person, group or entity named in the

lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

3.15. Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.16. Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder's fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorneys' Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

3.17. Perfection and Priority of Security Interest. Borrower represents and warrants that unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender's security interests and rights in and to the Collateral.

3.18. Title to Property. Borrower represents and warrants that Borrower is the sole owner of and has good marketable title to the fee interest in the Collateral, free from any lien or encumbrance of any kind whatsoever.

4. INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

4.1. Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower's ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2. Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3. Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4. Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5. During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder's All Risk policy with extended coverage with course of construction and completed value endorsements and such other endorsements as may be required by Lender, including stipulations that coverage will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender, for an amount at least equal to the Full Insurable Value of the Improvements, and workers' compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6. If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2. Liability Insurance. Borrower shall procure and maintain workers' compensation insurance for Borrower's employees, public liability and comprehensive general liability insurance (owner's and if required by Lender, general contractor's) covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3. Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for construction on the Collateral or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4. Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender's sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a claims-paying or financial strength rating that satisfies the Insurance Rating Requirements. (All policies shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee's endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5. Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information

that, in Lender's reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

4.6. Increased Coverage. If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender's sole and absolute discretion.

4.7. No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8. Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9. Replacement Cost. For purposes of this Agreement, the term "Full Insurable Value" means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender's request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10. No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11. Lender's Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender's option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

4.12. Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower's sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5. BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1. Financial Statements.

5.1.1. **Borrower's Financial Statements.** Borrower shall furnish to Lender the following on receipt of Lender's written request and without expense to Lender: (a) an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower and any Tenant Affiliate, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the

close of each fiscal year of Borrower and any Tenant Affiliate, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower's and any Tenant Affiliate's annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

5.1.2. **Recordkeeping.** Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices applied consistently throughout the period reported and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower's records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5.1.3. **Additional Financial Statements.** Except to the extent already required herein, Borrower, its controlling shareholders, all Tenant Affiliates and all Guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by the principal of the Borrower or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or such accountant as to their accuracy. Throughout the term of the Loan, Borrower, any Tenant Affiliate and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower, Tenant Affiliate or Guarantor as Lender may from time to time request. All financial statements of Borrower, Tenant Affiliate or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the Loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the Loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

5.1.4. **No Waiver of Default or Rights.** Lender's exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2. Borrower's Obligation to Notify Lender.

5.2.1. **Bankruptcy, Insolvency, Transfer, or Encumbrance.** Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.2.2. **Government Notice.** Borrower shall give immediate written notice to Lender of any notice, proceeding or inquiry by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower's knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

5.3. Funds for Taxes, Insurance, and other Impositions. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest

or principal under the Note, an additional amount sufficient to discharge the Impositions (as defined in the Security Instrument) as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions (as defined in the Security Instrument) under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5.4. **Compliance with Law.** Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all material licenses, permits, governmental authorizations, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

5.5. **Care of Collateral.** Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower's

ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.6. Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

5.7. Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation Attorneys' Fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of Borrower's breach of the provisions of this Agreement or any of the other Loan Documents. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender's reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, performance, and termination of this Agreement and the other Loan Documents.

5.8. Estoppel Certificates. Within 10 days after Lender's request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower ("Estoppel Certificate"), dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Secured Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Secured Obligations; a statement that such Person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Secured Obligations that are required to be fulfilled on or before the date of such certificate.

5.8.1. **Failure to Deliver Estoppel Certificate.** If Borrower fails to execute and deliver the Estoppel Certificate within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the Indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower's special attorney-in-fact to execute and deliver such certificate to any third party.

5.8.2. **Reliance on Estoppel Certificate.** Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender as provided for above, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by the Security Instrument or in the Real Property Collateral, and by any other Person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

5.9. Appraisal and Inspections. In addition to any other right to require an appraisal or inspection of the Real Property Collateral provided in the Loan Documents, Lender may from time to time, at Borrower's expense, order an appraisal or inspection of any Real Property Collateral where:

5.9.1. There has been a change in any market conditions or other circumstances that in Lender's sole and absolute discretion would make a prior appraisal no longer accurate;

5.9.2. The occurrence of any fact or circumstance which in Lender's belief would alter the value or prior evaluated condition of any Real Property Collateral.

6. ENVIRONMENTAL MATTERS.

6.1. Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement ("Environmental Indemnity") in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2. Borrower's Representations and Warranties. Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively "Environmental Representations") is true and correct.

6.3. Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct from the date of this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

6.4. Notice to Lender. Borrower shall give prompt written notice to Lender of:

6.4.1. Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2. All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3. Any notice given to Borrower under Environmental Laws; and

6.4.4. Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.5. Lender's Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7. DEFAULT AND REMEDIES.

7.1. Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1. **Payment of Indebtedness.** Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than ten (10) days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

7.1.2. **Performance of Obligations.** The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3. **Judgment.** If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender's satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4. **Voluntary Bankruptcy.** If Borrower or its affiliates, or any Guarantor or its affiliates (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

7.1.5. **Involuntary Bankruptcy.** If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.

7.1.6. **Foreclosure of Other Liens.** If the holder of any lien or security interest on the Collateral (without implying Lender's consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7. **Sale, Encumbrance, or Other Transfer.** If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower's interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent; or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender's express prior written consent thereto, which consent may be withheld in Lender's absolute and sole discretion, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7.1.8. **Title and Lien Priority.** If Borrower's, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender's security interest on the Collateral or the status of Lender's lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender's demand.

7.1.9. **Other Defaults.** The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

7.1.10. **Levy on Assets.** A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11. **Breach of Representations.** The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.

7.1.12. **Default Under Prior Security Instrument, or Lien.** The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13. **Materially Adverse Event.** The occurrence of any event that in Lender's judgment materially adversely affects (i) the ability of Borrower to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14. **Violation of Governmental Requirements.** The failure of Borrower, any tenant, or any other occupant of the Real Property Collateral to comply with any Governmental Requirement. Any potential violation by a tenant or other occupant of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement; and upon the occurrence of any such violation, Lender, at Lender's option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

7.2. Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.2.1. The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.2.2. The obligation of the Lender, if any, to make additional disbursements, advances (including Construction Disbursements), loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.2.3. If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

7.2.4. Unless otherwise required by Applicable Law, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such

order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.3. Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender's exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.4. Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.5. Limitations on Borrower During Cure Period. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure a Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

7.6. Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, and waives the damages themselves, whether or not accrued and whether or not known or suspected to exist in its favor.

8. GENERAL TERMS.

8.1. No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower's failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender's right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender's right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan

Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

8.2. **Successors and Assigns**. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Agreement, and may sell or assign participations or other interests in all or any part of this Agreement, all without notice to or the consent of Borrower.

8.3. **Notice.** Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender: RBI Mortgages LLC
19495 Biscayne Boulevard, Suite 801
Aventura, Florida 33180

Borrower: Landa APP 3 LLC
1013 Centre Road Suite 403-B
Wilmington, Delaware 19805

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

8.4. **Authority to File Notices**. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5. **Attorney-in-Fact.** Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6. **Time**. Time is of the essence in the Loan Documents.

8.7. Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9. Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10. Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender's option, constitute an Event of Default under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred to the same third party. The following definitions shall apply to this Section:

> "**Affiliate**" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.
>
> "**Control**" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.
>
> "**Person**" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

BORROWER'S INITIALS: Yc

8.11. Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

8.12. Attorney Fees. Borrower agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any

post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

8.13. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of Florida, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Florida shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Miami-Dade County, Florida, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER'S INITIALS: XC

8.14. Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

8.15. Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1. **ARBITRATION.** CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2. **WAIVER OF RIGHT TO JURY TRIAL.** CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER'S INITIALS: XC

8.16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17. Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18. Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public

offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges and agrees that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

8.19. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20. No Modifications or Amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

8.21. Integration. This Agreement and all schedules and exhibits hereto referred to herein, together with the Note and the other Loan Documents, embody the final, entire agreement among the parties and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties. There are no oral agreements among the parties. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

8.22. REMIC Savings Clause. Notwithstanding anything to the contrary in this Agreement, if the Loan is held by a "real estate investment conduit" (a "REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "IRS Code"), and following the release of any Real Property Collateral the ratio of the value of the Real Property Collateral securing the Loan is greater than 125% (based solely on the value of the real property and excluding personal property or going concern value, if any, as determined by Lender in its sole discretion, using any commercially reasonable method permitted to a REMIC under the IRS Code) to the outstanding principal balance of the Loan (such amount, the "REMIC LTV"), then Borrower shall pay down the principal balance of

the Loan by an amount equal to the greater of (A) the amount of principal required to be paid pursuant to this Section and (B) the least of the following amounts: (1) if the released Real Property Collateral is sold in an arm's length transaction with an unrelated third party, the net proceeds of such sale; (2) the fair market value of the released Real Property Collateral at the time of the release, as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC under the IRS Code; and (3) an amount such that the REMIC LTV does not increase due to the release.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

SECURED NOTE

$1,070,000.00

Date: June 7, 2024
Miami-Dade County, Florida

Property Address: ***996 Greenwood Ave NE, Atlanta, Georgia 30306***

FOR VALUE RECEIVED, the undersigned, Landa APP 3 LLC, a Delaware limited liability company ("Borrower"), whose address is 1013 Centre Road Suite 403-B, Wilmington, Delaware 19805, hereby promises to pay to RBI Mortgages LLC, a Florida limited liability company, or order ("Lender"), whose address is 19495 Biscayne Boulevard, Suite 801, Aventura, Florida 33180, the principal sum of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00), together with interest on the entire Loan Amount of this Note, as follows:

1. **Interest.** Interest on the entire loan amount, including any Lender Retained Funds, will accrue from the date any proceeds have been distributed to or on behalf of the Borrower (the "Date of Advance") at an annual rate equal to Eleven and 50/100 Percent (11.5%).

1.1. **Computation of Interest.** Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the entire Loan Amount, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2. **Payment Obligations.**

2.1. **In General.** Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on July 1, 2026 (the "Maturity Date"), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender's discretion, for each payment that is returned unpaid by the Borrower's bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2. **Interest-Only Payments.** Interest-only payments shall be due and payable in consecutive monthly installments of Ten Thousand Two Hundred Fifty-Four and 17/100 Dollars ($10,254.17) commencing with the first payment due on August 1, 2024 and continuing on the first day of every month thereafter for a period of twenty-four (24) consecutive months.

2.3. **Balloon Payment.** The payment schedule for this Loan requires that on the Maturity Date Borrower make a balloon payment of all unpaid principal, interest, charges, fees, costs and any other unpaid amounts due under the Loan Documents.

2.4. **Delivery of Payments.** Payments due under this Note shall be made to Lender by electronic funds transfer by automated clearing house payments ("ACH Payments"). Borrower shall provide, and at all times maintain and control a valid account to be used for ACH Payments and shall ensure sufficient funds in the account to cover the amount of each payment or debit entry. Borrower's failure to

provide, maintain, or control a valid account to be used for ACH Payments or failure to deposit and/or maintain sufficient funds in the account for each debit entry, shall be a Default under this Note and the Loan Agreement. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.5. Order of Application of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.6. Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

2.6.1. N/A.

3. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten (10) days when due, a charge of 5 cents ($0.05) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. Default. On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5. Prepayment. Borrower may prepay this Note in whole or in part at any time without penalty. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

6. Interest on Default. If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire Loan Amount shall immediately bear an annual interest rate equal to the lesser of (a) Eighteen and 00/100 Percent (18%); or (b) the maximum interest rate allowed by law (the "Default Rate"). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender's risk of nonpayment of the Loan will be materially increased; (ii) Lender's ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender's loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender's business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks,

costs, and expenses Lender will incur by reason of Borrower's default and the additional compensation Lender is entitled to receive for the harms incurred by Lender due to Borrower's default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

7. **Interest on Interest.** If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. **Due-on-Sale.** If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower's interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender's express prior written consent thereto, which consent may be withheld in Lender's absolute and sole discretion, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. **Waiver.** Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10. **Notice.** Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11. **Assignment.** This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

12. **Usury.** All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note, or the Loan Documents, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive

interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

13. **Capitalized Terms.** Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

14. **Loan Agreement.** This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

15. **Counterparts.** This Note may be signed in one or more counterparts, each of which shall be deemed an original. This Note shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

[SPACE ABOVE RESERVED FOR RECORDER'S USE]

COVER SHEET TO DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

Date of Instrument: June 7, 2024

Signatories to Instrument:

Grantee's Mailing Address:	RBI Mortgages LLC 19495 Biscayne Boulevard, Suite 801 Aventura, Florida 33180
Map and Parcel ID Number:	14 001600050313
Original Loan Amount:	**$1,070,000.00**
Initial Maturity Date:	**July 1, 2026**

Intangible Recording Tax:

Citation to Intangible Recording Tax Exemption Authority (If Applicable):

NOTE: THIS COVER SHEET DOES NOT MODIFY THE TERMS OF THE ATTACHED INSTRUMENT.

RECORDING REQUESTED BY:

Blueprint Title

WHEN RECORDED, RETURN TO:

ATTN:
RBI Mortgages LLC
19495 Biscayne Boulevard, Suite 801
Aventura, Florida 33180

Property ID No.: 14 001600050313

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

Note Amount:	**$1,070,000.00**
Property Address:	**996 Greenwood Ave NE, Atlanta, Georgia 30306**

NOTE TO CLERK OF COURT: THIS DEED SECURES A NOTE IN THE AMOUNT OF $1,070,000.00 PAYABLE ON July 1, 2026, ACCORDINGLY NO INTANGIBLE RECORDING TAX IS DUE.

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH THE GEORGIA COMMERCIAL CODE AND IS TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF BORROWER, AS "DEBTOR" AND LENDER, AS "SECURED PARTY." A FURTHER STATEMENT RELATED TO THIS FIXTURE FILING IS CONTAINED IN THE NON-UNIFORM COVENANTS HEREOF.

This Deed to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Security Instrument" or "Deed to Secure Debt") is made as of June 7, 2024, among Landa APP 3 LLC, a Delaware limited liability company ("Borrower"), whose address is 1013 Centre Road Suite 403-B, Wilmington, Delaware 19805; and RBI Mortgages LLC, a Florida limited liability company, as grantee ("Lender"), whose address is 19495 Biscayne Boulevard, Suite 801, Aventura, Florida 33180.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations (as defined in this Security Instrument), Borrower does hereby irrevocably and unconditionally MORTGAGE, GRANT, WARRANT, CONVEY, BARGAIN, SELL, TRANSFER, AND ASSIGN to and for the benefit of Lender, with power of sale and right of entry and possession, the Mortgaged Property, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend

the title to the Mortgaged Property to Lender against anyone lawfully claiming it or any part of it by, through or under Borrower provided, however, that if the Indebtedness is paid in full as and when it becomes due and payable and the Obligations are performed on or before the date they are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate; otherwise, they shall remain in full force and effect. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a security interest in the Personalty, Fixtures, Leases, and Rents under Article Nine of the Uniform Commercial Code in effect in the State of Georgia (Title 11. Article 9. Uniform Commercial Code - -Secured Transactions). Borrower further grants, bargains, conveys, assigns, transfers, and sets over to Lender a security interest in and to all of Borrower's right, title, and interest in, to, and under the Personalty, Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Security Instrument on any of the Mortgaged Property. Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS SECURITY INSTRUMENT, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

DEFINITIONS.

1. **Definitions**. For purposes of this Security Instrument, each of the following terms shall have the following respective meanings:

1.1 "**Attorneys' Fees**." Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Security Instrument.

1.2 "**Borrower**."

1.2.1. The named Borrower in this Security Instrument;

1.2.2. The obligor under the Note, whether or not named as Borrower in this Security Instrument; and

1.2.3. Subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such Person.

All references to Borrower in the remainder of the Loan Documents shall mean the obligor under the Note.

1.3 "**Event of Default**." An Event of Default as defined in the Loan Agreement.

1.4 "**Fixtures**." All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. "Fixtures" includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.5 "**Governmental Authority**." Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.6 "**Governmental Requirements**." Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.7 "**Impositions**." All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Security Instrument may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.8 "**Improvements**." Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Lender under this Security Instrument.

1.9 "**Indebtedness**." The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.9.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.9.2. The Loan Agreement;

1.9.3. This Security Instrument and all other Loan Documents;

1.9.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.9.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Security Instrument, including, but not limited to, funds advanced to protect the security or priority of the Security Instrument; and

1.9.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.10 "**Land.**" The real estate or any interest in it described in Exhibit "A" attached to this Security Instrument and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.11 "**Leases.**" Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.12 "**Lender.**" The named Lender in this Security Instrument and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Security Instrument, whether or not named as Lender in this Security Instrument, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such Person.

1.13 "**Loan.**" The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.14 "**Loan Agreement.**" The Loan and Security Agreement given by Borrower evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments thereto.

1.15 "**Loan Documents.**" Collectively, this Security Instrument, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan. Notwithstanding the foregoing, when used in the definitions of Indebtedness and Obligations, and in relation to the discussion of the Obligations and Indebtedness that are secured by this Security Instrument, the term "Loan Documents" specifically excludes any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, each of which are not secured by this Security Instrument.

1.16 "**Mortgaged Property.**" The Land, Improvements, Fixtures, Personalty, Leases, and Rents that is described as follows:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as: **996 Greenwood Ave NE, Atlanta, Georgia 30306**
Property ID No.: 14 001600050313

together with:

1.16.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and

shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.16.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.16.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.16.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.16.5. All certificates of deposit of Borrower in Lender's possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.16.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

1.16.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the Loan secured by this Security Instrument or are required to be maintained by Borrower as provided below in this Security Instrument; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.16.8. If the Mortgaged Property includes a leasehold estate, all of Borrower's right, title, and interest in and to the lease, more particularly described in Exhibit "A" attached to this Security Instrument (the "Leasehold") including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

1.16.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants' security deposits; provided, however, that if Lender acquires possession or control of tenants' security deposits Lender shall use the tenants' security

deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Mortgaged Property;

1.16.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.16.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.16.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in the Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender's possession;

1.16.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.16.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.16.15. All proceeds of any of the foregoing.

As used in this Security Instrument, "Mortgaged Property" is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.17 "**Note.**" The Secured Note payable by Borrower to the order of Lender in the principal amount of **One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00), which matures on July 1, 2026,** evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.18 "**Obligations.**" Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Security Instrument whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender's written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Property consists of or includes

a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Security Instrument; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Security Instrument.

The Obligations specifically exclude any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, which is not secured by this Security Instrument.

1.19 "Permitted Encumbrances." At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in Schedule B, with Parts I and II of an ALTA title policy to be issued to Lender following recordation of the Security Instrument; and (c) liens in favor of or consented to in writing by Lender.

1.20 "Person." Natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.21 "Personalty." All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personalty includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants' security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personalty also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

1.22 "Rents." All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.23 "Uniform Commercial Code." The uniform commercial code as found in the statutes of the state in which the Mortgaged Property is located.

1.24 "Water Rights." All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Security Instrument shall have the meaning given them in the Loan Agreement and Note, dated of even date herewith between Borrower and Lender.

UNIFORM COVENANTS

2. Repair and Maintenance of Mortgaged Property. Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Security Instrument; (d) pay when due all claims for labor performed, services performed, equipment provided and materials furnished in connection with the Mortgaged Property and not permit any mechanics' or materialman's lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics' or materialman's lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mortgaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Security Instrument.

3. Use of Mortgaged Property. Unless otherwise required by Governmental Requirements or unless Lender otherwise provides prior written consent, Borrower shall not change, nor allow changes in, the use of the Mortgaged Property from the current use of the Mortgaged Property as of the date of this Security Instrument. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's prior written consent.

4. Condemnation and Insurance Proceeds.

4.1 Assignment to Lender. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender's security is impaired. All causes of action, whether accrued before or after the date of this Security Instrument, of all types for damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to

Borrower by Lender and secured by this Security Instrument, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $2,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender's request, to make, execute, and deliver, at Borrower's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

4.2 **Insurance Payments.** All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

4.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of any one of which shall constitute a default under this Security Instrument, the Loan Agreement, the Note, and any other Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender's prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this Section shall be disbursed, at Lender's sole and absolute discretion to Lender, through Lender, or a title insurance or trust company satisfactory to Lender, in accordance with

standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics' lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender's sole and absolute discretion; or

4.2.2. If fewer than all conditions (a) through (i) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Security Instrument in such order as Lender may determine, or (b) to the reimbursement of Borrower's expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this Section to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) above shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

4.3 **Material Loss Not Covered.** If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender's request, the amount of the loss not so covered.

4.4 **Total Condemnation Payments.** All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to reimbursement of all Lender's costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Security Instrument in such order as Lender may determine, until the Indebtedness secured by this Security Instrument has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Security Instrument shall be paid to Borrower as its interest may then appear.

4.5 **Partial Condemnation Payments.** All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments ("Awarded Funds") that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such Awarded Funds and the other equal to the amount by which such Awarded Funds exceed the principal balance of the Note at the time of receipt of such Awarded Funds. The first such portion shall be applied to the sums secured by this Security Instrument, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

4.6 **Cure of Waiver of Default.** Any application of such Awarded Funds or any portion of it to any Indebtedness secured by this Security Instrument shall not be construed to cure or waive any default or notice of default under this Security Instrument or invalidate any act done under any such default or notice.

5. **Taxes and Other Sums Due.** Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Security Instrument, or Lender's security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which

in Lender's judgment are, or appear to be, prior or superior to the lien of this Security Instrument or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower's request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Security Instrument, whether or not specified in this Security Instrument.

On Lender's request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses 5(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this Section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower's name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender's prior written consent, Borrower shall not allow any lien inferior to the lien of this Security Instrument to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

6. **Leases of Mortgaged Property by Borrower**. At Lender's request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender's prior review and approval and must be acceptable to Lender in form and content. Each Lease must specifically provide, inter alia, that (a) it is subordinate to the lien of this Security Instrument; (b) the tenant attorns to Lender (and Borrower consents to any such attornment), such attornment to be effective on Lender's acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant's attornment shall not be terminated by foreclosure; and (e) Lender, at Lender's option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against Rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against Rent, reimburse any tenant who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

At Lender's request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender's sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

Neither Borrower, tenant nor any other occupant of the Mortgaged Property shall use the Mortgaged Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations; nor shall Borrower, tenant or any other occupant cause the Mortgaged Property to become subject to any use that is not in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations.

If Borrower suspects any tenant or other occupant of the Mortgaged Property is using the Mortgaged Property in a manner that is not in compliance with any Governmental Requirement to which Borrower, tenant, or any other occupant of the Mortgaged Property is subject, Borrower shall immediately take appropriate action to remedy the violation, and shall notify Lender of any potential violation within

one (1) day of discovery of any such potential violation. Any potential violation by a tenant or any other occupant of the Mortgaged Property of any Governmental Requirement is an Event of Default under the terms of the Loan Agreement, the Note and this Security Instrument; and upon the occurrence of any such violation, Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7. **Right to Collect and Receive Rents.** Despite any other provision of this Security Instrument, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Security Instrument or in the performance of any of the Obligations, and Lender shall have the rights set forth in the laws and regulations where the Mortgaged Property is located regardless of whether declaration of default has been delivered, and without regard to the adequacy of the security for the Indebtedness secured by this Security Instrument. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Security Instrument, after execution and delivery of declaration of default and demand for sale as provided in this Security Instrument or during the pendency of trustee's sale proceedings under this Security Instrument or judicial foreclosure, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorneys' Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Security Instrument, in such order as Lender may decide. Nothing in this Security Instrument, nor the exercise of Lender's right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Security Instrument to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Security Instrument. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender's failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Security Instrument shall be deemed to make Lender a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a

mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower's funds and property, but shall be promptly paid over to Lender.

8. **Assignment of Causes of Action, Awards, and Damages.** All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in connection with the transactions in which the Loan secured by this Security Instrument was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Security Instrument. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorneys' Fees, incurred by Lender in recovering or collecting any sums under this Section, Lender may apply or release the balance of any funds received by it under this Section, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this Section and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

9. **Defense of Security Instrument; Litigation.** Borrower represents and warrants that this Security Instrument creates a first position lien and security interest against the Mortgaged Property. Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Security Instrument, Borrower agrees that Lender may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender's or Borrower's name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorneys' Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Security Instrument, Lender's security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, and that if Lender elects not to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender, including costs of evidence of title and Attorneys' Fees, in any such action or proceeding in which Lender may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged

Property and any action brought by Lender to foreclose this Security Instrument or to enforce any of its terms or provisions.

10. **Borrower's Failure to Comply With Security Instrument.** If Borrower fails to make any payment or do any act required by this Security Instrument, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Agreement, the Note or this Security Instrument, Lender may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Security Instrument, or Lender's security for the performance of Borrower's Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, Lender being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorneys' Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

11. **Sums Advanced to Bear Interest and to Be Secured by Security Instrument.** At Lender's request, Borrower shall immediately pay any sums advanced or paid by Lender under any provision of this Security Instrument or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender shall be added to, and become a part of, the Indebtedness secured by this Security Instrument and bear interest from the date of advancement or payment by Lender at the Default Rate provided in the Note, regardless of whether an Event of Default has occurred, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Security Instrument or the other Loan Documents, shall have the same priority to which the Security Instrument otherwise would be entitled as of the date this Security Instrument is executed and recorded, without regard to the fact that any such future advances may occur after this Security Instrument is executed, and shall conclusively be deemed to be mandatory advances required to preserve and protect this Security Instrument and Lender's security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Security Instrument to the same extent and with the same priority as the principal and interest payable under the Note.

12. **Inspection of Mortgaged Property.** In addition to any rights Lender may have under the laws and regulations where the Mortgaged Property is located, Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

13. **Uniform Commercial Code Security Agreement.** This Security Instrument is intended to be and shall constitute a security agreement under the Uniform Commercial Code for any of the Personalty specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower's signature if permitted by law. Borrower agrees that Lender may file this Security Instrument, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this

Security Instrument or executed duplicate original of this Security Instrument, or a copy certified by a County Recorder in the state where the Mortgaged Property is located, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender's request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Security Instrument in such form as Lender may require to perfect a security interest with respect to the Personalty. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

On any Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in the Non-Uniform Covenants section of this Security Instrument as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personalty separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided in the Non-Uniform Covenants section of this Security Instrument.

14. **Fixture Filing.** This Security Instrument constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement. The addresses of Borrower ("Debtor") and Lender ("Secured Party") are set forth on the first page of this Security Instrument.

15. **Waiver of Statute of Limitations.** Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Security Instrument, to the fullest extent permitted by Governmental Requirements.

16. **Default.** Any Event of Default, as defined in the Loan Agreement, shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any event which, with any required lapse of time or notice, may constitute an Event of Default, whether or not any such requirement for notice or lapse of time has been satisfied).

17. **Acceleration on Transfer or Encumbrance.**

17.1 **Acceleration on Transfer or Encumbrance of Mortgaged Property.** If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance), transfers possession, or alienates all or any portion of the Mortgaged Property, or any of Borrower's interest in the Mortgaged Property, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, then Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents. For

purposes of this Section "interest in the Mortgaged Property" means any legal or beneficial interest in the Mortgaged Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

17.2 **Replacement Personalty.** Notwithstanding anything to the contrary herein, Borrower may from time to time replace Personalty constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personalty are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personalty free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personalty have been expressly subordinated to the lien of the Security Instrument in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender's option, Borrower provides at no cost to Lender satisfactory evidence that the Security Instrument constitutes a valid and subsisting lien on and security interest in such replacement Personalty of the same priority as this Security Instrument has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

17.3 **Junior Liens.** If Lender consents in writing, in Lender's sole and absolute discretion, the due-on-encumbrance prohibition shall not apply to a junior voluntary deed of trust or mortgage lien in favor of another lender encumbering the Mortgaged Property (the principal balance of any such junior encumbrance shall be added to the principal balance of the Indebtedness for purposes of determining compliance with the financial covenants of the Loan Agreement and the Note). Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with such encumbrance. Should Borrower fail to obtain Lender's express written consent to any junior voluntary lien, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of any their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

18. **Waiver of Marshaling.** Despite the existence of interests in the Mortgaged Property other than that created by this Security Instrument, and despite any other provision of this Security Instrument, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Mortgaged Property will be subjected to the remedies provided in this Security Instrument and to establish the order in which all or any part of the Indebtedness secured by this Security Instrument is satisfied from the proceeds realized on the exercise of the remedies provided in this Security Instrument. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Security Instrument waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Security Instrument or otherwise provided by Governmental Requirements.

19. **Consents and Modifications; Borrower and Lien Not Released.** Despite Borrower's default in the payment of any Indebtedness secured by this Security Instrument or in the performance of any Obligations under this Security Instrument or Borrower's breach of any obligation, covenant, or agreement in the Loan Documents, Lender, at Lender's option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower's Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Security Instrument, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower's Indebtedness under the Loan Documents;

(b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the terms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under the Note; (e) reconvey or release other or additional security for the repayment of Borrower's Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this Section shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action will impair or affect (i) Borrower's obligation to pay the Indebtedness secured by this Security Instrument and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Security Instrument; or (iii) the lien or priority of the lien of this Security Instrument. At Lender's request, Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorneys' Fees as Lender may have advanced, for any action taken by Lender under this Section.

Whenever Lender's consent or approval is specified as a condition of any provision of this Security Instrument, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

20. Future Advances. On request by Borrower, Lender, at Lender's option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a part of the Indebtedness secured by this Security Instrument when evidenced by promissory notes reciting that such note(s) are secured by this Security Instrument.

21. Prepayment. If the Loan Documents provide for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under the Loan Documents and Lender has declared all sums secured by this Security Instrument immediately due and payable.

22. Governing Law; Consent to Jurisdiction and Venue. This Loan is made by Lender and accepted by Borrower in the State of Florida except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Mortgaged Property under the Loan Documents shall be governed by and construed according to the laws of the state in which the Mortgaged Property is situated. To the fullest extent permitted by the law of the state in which the Mortgaged Property is situated, the law of the State of Florida shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which the Mortgaged Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Mortgaged Property, shall be Miami-Dade County, Florida, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER'S INITIALS: YC

23. **Taxation of Security Instrument.** In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Security Instrument, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender's interest in the Mortgaged Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender's counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender's option, declare all sums secured by this Security Instrument to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Security Instrument.

24. **Mechanic's Liens.** Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Security Instrument shall be fully preserved, at Borrower's expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanic's, laborer's, materialman's, or other lien against the Mortgaged Property by the posting of a bond or other security, Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

25. **Liability for Acts or Omissions.** Lender shall not be liable or responsible for its acts or omissions under this Security Instrument, except for Lender's own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

26. **Notices.** Except for any notice required by Governmental Requirements to be given in another manner, any notice required to be provided in this Security Instrument shall be given in accordance with the Loan Agreement.

27. **Statement of Obligations.** Except as otherwise provided by Governmental Requirements, at Lender's request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender's statement, Lender's demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Security Instrument.

28. **Remedies Are Cumulative.** Each remedy in this Security Instrument is separate and distinct and is cumulative to all other rights and remedies provided by this Security Instrument or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

29. **Obligations of Borrower Joint and Several.** If more than one Person is named as Borrower, each obligation of Borrower under this Security Instrument shall be the joint and several obligations of each such Person.

30. **Delegation of Authority.** Whenever this Security Instrument provides that Borrower authorizes and appoints Lender as Borrower's attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

31. **Funds for Taxes Insurance, and Impositions.** If Borrower is in default under this Security Instrument or any of the Loan Documents, regardless of whether the default has been cured, then Lender

may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Security Instrument in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Security Instrument or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section. Notwithstanding the preceding, Borrower and Lender may agree to impounds of taxes and insurance which impounds shall be identified in the Note.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by this Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Security Instrument.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Security Instrument, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Security Instrument for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

32. **General Provisions.**

32.1 **Successors and Assigns.** This Security Instrument is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Security Instrument. The terms of this Security Instrument shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Security Instrument cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Security Instrument, and may sell or assign participations or other interests in all or any part of this Security Instrument, all without notice to or the consent of Borrower.

32.2 Meaning of Certain Terms. As used in this Security Instrument and unless the context otherwise provides, the words "herein," "hereunder" and "hereof" mean and include this Security Instrument as a whole, rather than any particular provision of it.

32.3 Authorized Agents. In exercising any right or remedy, or taking any action provided in this Security Instrument, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

32.4 Gender and Number. Wherever the context so requires in this Security Instrument, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

32.5 Captions. Captions and section headings used in this Security Instrument are for convenience of reference only, are not a part of this Security Instrument, and shall not be used in construing it.

33. Dispute Resolution; Waiver of Right to Jury Trial.

33.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

33.2 WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER'S INITIALS: JC

33.3 PROVISIONAL REMEDIES; FORECLOSURE AND INJUNCTIVE RELIEF. Nothing in the Section above, shall be deemed to apply to or limit the right of Lender to: (a) exercise self-help remedies, (b) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) pursue rights against Borrower or any other party in a third party proceeding in any action brought against Lender (including, but not limited to, actions in bankruptcy court). Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any proceeding referred to in the Section above. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Borrower, Lender or any other party, including, but not limited to, the claimant in any such action, to require submission of the dispute, claim or controversy occasioning resort to such remedies to any proceeding referred to in the Section above.

34. Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Security Instrument or a breach of any clause of any agreement signed in connection with the Loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and turn over all control to said receiver and otherwise cooperate with the receiver appointed by Lender.

35. Loan Agreement. This Security Instrument is subject to the provisions of the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Security Instrument, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

36. Condominium and Planned Unit Developments. If any of the Mortgaged Property includes a unit or units in, together with an undivided interest in the common elements of, a condominium project (the "Condominium Project") or a Planned Unit Development ("PUD"), the following additional requirements shall be in place.

36.1 Additional Security. If the owners association or other entity which acts for the Condominium Project and/or PUD (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Mortgaged Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

36.2 Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's and/or PUD Constituent Documents. The "Constituent Documents" are the: (1) condominium declaration and/or any other document which creates the Condominium Project and or PUD; (2) any by-laws; (3) any code or regulations; (4) articles of incorporation, trust instrument or any equivalent document which create the Owners Association; and (5) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

36.3 Owners Association Policy Proceeds. If the Owners Association maintains a "master" or "blanket" policy on the Condominium Project or PUD and an event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Property, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by this Mortgage, whether or not then due, with any excess paid to Borrower.

36.4 Owners Association Liability Coverage. Borrower shall take such actions as may be reasonable to insure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

36.5 Consent of Lender. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Mortgaged Property or consent to:

36.5.1. the abandonment and/or termination of the Condominium Project or PUD, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

36.5.2. any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

36.5.3. termination of professional management and assumption of self-management of the Owners Association; or

36.5.4. any action which would have the effect of rendering the any insurance coverage maintained by the Owners Association unacceptable to Lender.

NON-UNIFORM COVENANTS.

Notwithstanding anything to the contrary elsewhere in this Security Instrument, Borrower and Lender further covenant and agree as follows:

37. Default; Acceleration; Remedies.

37.1 If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy 37.2.1 to enforce payment of the Loan; 37.2.2 to foreclose this Security Instrument judicially or non-judicially by the power of sale granted herein; 37.2.3 to enforce or exercise any right under any Loan Document; and 37.2.4 to pursue any one (1) or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by Applicable Law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by Applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Borrower has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Borrower to acceleration and sale.

37.2 Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised or directed by Lender without prior judicial hearing and hereby appoints Lender as Borrower's agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower. In the event Lender invokes the power of sale:

37.2.1. Borrower hereby authorizes and empowers Lender to take possession of the Mortgaged Property, or any part thereof, and hereby grants to Lender a power of sale and authorizes and empowers Lender to sell (or, in the case of the default of any purchaser, to resell) the Mortgaged Property or any part thereof, in compliance with Applicable Law, including compliance with any and all notice and timing requirements for such sale;

37.2.2. Lender may sell and dispose of the Mortgaged Property at public auction with 30 days' notice of the sale to Borrower, at the usual place and time for conducting sales at the courthouse in the county where all or any part of the Mortgaged Property is located, to the highest bidder for cash, first advertising date, terms and place of such sale by publishing a notice of sale once a week for four (4) consecutive weeks (without regard to the actual number of days) in a newspaper in which serves as the official publication of legal notices and advertisements in such county, all other notice being waived by Borrower; and Lender may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Mortgaged Property, which may contain recitals as to the happening of the Event of Default upon which the execution of the power of sale granted by this Section depends. The recitals in the instrument of conveyance shall be presumptive evidence that Lender duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance. Borrower constitutes and appoints Lender as Borrower's agent and attorney-in-fact to make such recitals, sale and conveyance;

37.2.3. the power and agency granted in this Section are coupled with an interest, are irrevocable by death or otherwise, and are in addition to the remedies for collection of the Indebtedness as provided by law. Borrower ratifies all of Lender's acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtsey, and all other exemptions of Borrower, or its successors in interest, in and to the Mortgaged Property; and

37.2.4. the Mortgaged Property may be sold in one (1) parcel and as an entirety, or in such parcels, manner or order as Lender, in its discretion, may elect, and one (1) or more exercises of the powers granted in this Section shall not extinguish or exhaust the power unless the entire Mortgaged Property is sold or the Indebtedness is paid in full, and Lender shall collect the proceeds of such sale, applying such

proceeds as provided in this Section. In the event of a deficiency, Borrower shall immediately on written demand from Lender pay such deficiency to Lender, subject to the provisions of the Note limiting Borrower's personal liability for payment of the Indebtedness. Borrower waives all rights, claims, and defenses with respect to Lender's ability to obtain a deficiency judgment. Borrower acknowledges that Lender may bid for and purchase the Mortgaged Property at any foreclosure sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

37.2.5. If the Mortgaged Property is sold pursuant to this Section, Borrower, or any person holding possession of the Mortgaged Property through Borrower, shall surrender possession of the Mortgaged Property to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with Georgia and Florida law.

37.3 Borrower covenants and agrees that Lender shall apply the proceeds of any sale in the following order:

37.3.1. to all reasonable costs and expenses of the sale, including reasonable Attorneys' Fees actually incurred and costs associated with title evidence and the reasonable cost of such other professionals who provided services in connection with the sale or establishing a deficiency, if any;

37.3.2. to the Indebtedness in such order as Lender, in Lender's discretion, directs; and

37.3.3. the excess, if any, to the person or persons legally entitled to the excess.

37.4 In connection with the exercise of Lender's rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (a) all expenditures and expenses authorized by Applicable Law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (b) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender's rights and remedies under the Loan Documents; and (c) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender's rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender's rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any foreclosure, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Borrower, with interest thereon at the Default Rate until paid.

37.5 Any action taken by Lender pursuant to the provisions of this Section shall comply with the laws of the Property Jurisdiction. Such Applicable Laws shall take precedence over the provisions of this Section, but shall not invalidate or render unenforceable any other provision of any Loan Document

that can be construed in a manner consistent with any Applicable Law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any Applicable Law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such Applicable Law to the full extent permitted by law.

38. **Appointment of Receiver**. Following an Event of Default, the Lender shall be entitled to have a receiver appointed, *ex parte*, by a court over the Mortgaged Property, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Borrower, of any person, firm or other entity liable for the payment of the Indebtedness, and thereupon the receiver may (a) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (b) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (c) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (d) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (e) apply the receipts from the Mortgaged Property to the payment of Indebtedness, after deducting therefrom ail expenses (including reasonable Attorneys' Fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of the receiver, its counsel, agents and employees. In the event this Section is inconsistent with any other provision of the Security Instrument, this Section shall supersede any other provisions.

38.1 **WAIVER OF BORROWER'S RIGHTS**. BY EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PROPERTY BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; AND (C) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN

TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY LENDER AGAINST BORROWER IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

BORROWER'S INITIALS: YC

38.2 **Release**. Upon payment of all sums secured by this Mortgage, Lender shall release this Security Instrument. Borrower shall pay any recordation costs unless Georgia law provides otherwise. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Georgia law.

38.3 **Additional Waiver**. To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Borrower, for Borrower, Borrower's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. Section 44-14-85), notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of assets of Borrower, including the Mortgaged Property.

38.4 **Future Advances**. This Security Instrument secures future advances.

38.5 **Deed to Secure Debt**. This conveyance is intended to and shall constitute and be construed as (1) a deed passing fee title to the Mortgaged Property to Lender, and is made under those provisions of the existing laws of the State of Georgia (O.C.G.A. Section 44-14-60 *et seq.*) relating to conveyances and deeds to secure debt (a/k/a "security deed"), and not a mortgage, and is given to secure the payment and performance of the Indebtedness, and (2) a security agreement pursuant to the provisions of the Uniform Commercial Code of Georgia, Title 11 of the Official Code of Georgia.

38.6 **Novation**. Lender's acceptance, if any, of an assumption of the obligations of this Security Instrument and the Note, and the release of Borrower pursuant to the Loan Documents, shall not constitute a novation and shall not affect the priority of the lien created by this Security Instrument.

38.7 **Dwelling**. Borrower represents and warrants to Lender that neither all nor any part of the Mortgaged Property is to be used as a dwelling place by Borrower at the time this Security Instrument is entered into; however, the notice requirements of O.C.G.A. Section 44-14-162.2 shall be applicable to any exercise of the power of sale contained in this Security Instrument.

38.8 **Commercial Transaction**. The interest of Lender under this Security Instrument and the liability and obligation of Borrower for the Indebtedness arise from a "commercial transaction" within the meaning of O.C.G.A. Section 44-14-260(1). Accordingly, pursuant to O.C.G.A. Section 44-14-263, Borrower waives any and all rights which Borrower may have to notice (other than as may be expressly provided for herein) prior to seizure by Lender of any interest in personal property of Borrower which constitutes part of the Mortgaged Property, whether such seizure is by writ of possession or otherwise.

38.9 **Assignment of Rents**. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property under Georgia Law.

38.10 **Waiver of Right of Offset**. No portion of the Indebtedness secured by this Security Instrument shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim

to have against Lender. Borrower hereby waives, to the fullest extent permitted by Governmental Requirements, the benefits any rights to offset under Georgia and Florida law.

38.11 **Statement Related to Fixture Filing**. This Security Instrument shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code upon all OR ANY PORTION OF the Mortgaged Property which is or is to become "fixtures" (as that term is defined in the Uniform Commercial Code), upon being filed for record in the real estate records of the county wherein such fixtures are located, and for such purpose the following information is given:

Name of Debtor:	Landa APP 3 LLC, a Delaware limited liability company
Address of Debtor:	1013 Centre Road Suite 403-B Wilmington, Delaware 19805
Name of Secured Party:	RBI Mortgages LLC
Description of the collateral:	996 Greenwood Ave NE, Atlanta, Georgia 30306
Description of real estate to which the collateral is attached or upon which it is or will be located and record owner of such real estate:	The real estate is described on Exhibit "A" to this Security Instrument.
Record owner of the real estate (including the name in which such real estate is held for a trust if different from the name of the debtor for purposes of a financing statement):	N/A

39. THIS IS A BALLOON SECURITY INSTRUMENT AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $1,070,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS SECURITY INSTRUMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Borrower has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable) as of the date first written above. Where applicable law so provides, Borrower intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

Signed, sealed, and delivered
before the undersigned:

______________________ ______________________
Unofficial Witness
Name: Sagiv Kotenfeld Amar

______________________ ______________________
Notary Public
Name: Monique Gravely

My commission expires: 4/15/2027

[NOTARY SEAL]

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of New York)

County of New York)

This instrument was acknowledged before me this 10 day of June (month), 2024 (year), by Ishay Cohen (name of officer) of Landa Holdings Inc (name of entity acknowledging) a Delaware (state or place of formation) Corporation (type of entity), on behalf of said entity.

____ Personally Known
✓ Produced Identification
Type and # of ID Israel Passport 24562338

(Seal) [signature]
(Signature of Notary)

Monique Gravely
Name of Notary Typed, Stamped or Printed
Notary Public, State of ~~Georgia~~ New York

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

EXHIBIT "A"
LEGAL PROPERTY DESCRIPTION

The Land referred to herein below is situated in the County of Fulton, State of Georgia and is described as follows:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 16 of the 14th District of Fulton County, Georgia, known as Lot 5, Block 4, of the Atlanta Development Company's property, more particularly described as follows:

Beginning at an iron pin on the north side of Greenwood Avenue two hundred (200) feet east from the northeast corner of Greenwood Avenue and Frederica Street; thence north 88 degrees 30 minutes east along the north side of Greenwood Avenue fifty (50) feet; thence north one degree west two hundred (200) feet to an iron pin on the south side of a fifteen (15) foot alley, thence south 88 degrees 30 minutes west along the south side of said alley fifty (50) feet; thence south one degree east two hundred (200) feet to Greenwood Avenue and the point of beginning.

GUARANTY

THIS GUARANTY ("Guaranty") is entered into and effective as of June 7, 2024, and is by and among Yshay Cohen, whose address for purposes of this Guaranty is 1013 Centre Road Suite 403-B, Wilmington, Delaware 19805 ("Guarantor"); and RBI Mortgages LLC, a Florida limited liability company ("Lender"), whose address for purposes of this Guaranty is 19495 Biscayne Boulevard, Suite 801, Aventura, Florida 33180, and is delivered to and in favor of Lender, its successors and assigns.

To induce Lender to make the Loan to Landa APP 3 LLC, a Delaware limited liability company ("Borrower"), which Guarantor acknowledges that Lender would not do without this Guaranty, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1. **Guaranty**.

1.1 **Guaranty of Obligations**. Guarantor guarantees to Lender, its successors, and assigns the full and faithful payment of all amounts owed and performance of each and every one of the obligations, responsibilities, and undertakings to be carried out, performed, or observed by Borrower under the Loan Agreement, the Note, the Security Agreement, any other agreement that now or later secures repayment of the Note, any other agreement that Guarantor now or later states is guaranteed, and any other agreement that Guarantor or Borrower signs in connection with the Loan obtained by Borrower. All these documents are collectively referred to as the "Loan Documents," which Loan Documents evidence the "Loan." The obligations guaranteed are referred to as the "Guaranteed Obligations."

1.2 **Guaranty of Borrower's Performance**. If at any time Borrower, or its successors or permitted assigns, fails, neglects or refuses to pay when due amounts or perform when due any of its obligations, responsibilities, or undertakings as expressly provided under the terms and conditions of the Loan Documents, Guarantor shall pay such amounts or perform or cause to be performed such obligations, responsibilities, or undertakings as required under the terms and conditions of the Loan Documents.

2. **Absolute**. This Guaranty is irrevocable, absolute, present, and unconditional. The obligations of Guarantor under this Guaranty shall not be affected, reduced, modified, or impaired on the happening from time to time of any of the following events, whether or not with notice to (except as notice is otherwise expressly required) or the consent of Guarantor:

2.1 **Failure to Give Notice**. The failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of this Guaranty or the Loan Documents;

2.2 **Modifications or Amendments**. The modification or amendment, whether material or otherwise, of any obligation, covenant, or agreement set forth in this Guaranty or Loan Documents;

2.3 **Lender's Failure to Exercise Rights**. Any failure, omission, delay by, or inability by Lender to assert or exercise any right, power, or remedy conferred on Lender in this Guaranty or the Loan Documents, including the failure to execute on collateral held for this Guaranty or the Loan Documents;

2.4 **Release of Security**. Any release of any real or personal property or other security now held or to be held by Lender for the performance of the Guaranteed Obligations;

2.5 **Borrower's Termination**. A termination, dissolution, consolidation, or merger of Borrower with or into any other entity;

2.6 **Borrower's Bankruptcy**. The voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of Borrower or its affiliate's assets, the marshalling of Borrower or its affiliate's assets and liabilities, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting Borrower, Guarantor, their affiliates, or any of the assets of either Borrower or Guarantor, or their affiliates;

2.7 **Lender's Assignment of Rights**. The assignment of any right, title, or interest of Lender in this Guaranty or the Loan Documents to any other person; or

2.8 **Extent of Guarantor's Obligations**. Any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing; it being the intent of Guarantor that its obligations under this Guaranty shall not be discharged, reduced, limited, or modified except by (a) payment of amounts owing pursuant to this Guaranty and/or Loan Documents (and then only to the extent of such payment or payments); and (b) full performance of obligations under this Guaranty and/or Loan Documents (and then only to the extent of such performed or discharged obligation or obligations).

2.9 **Exercise of Lender Rights**. Any action of Lender authorized herein.

3. **Additional Credit**. Additional credit under the Loan Documents may be granted from time to time at Borrower's request and without further authorization from or notice to Guarantor and shall automatically be deemed part of the Guaranteed Obligations. Lender need not inquire into Borrower's power or the authority of its members, officers, or agents acting or purporting to act on its behalf. Each credit granted to Borrower under the Loan Documents shall be deemed to have been granted at Guarantor's insistence and request and in consideration of, and in reliance on, this Guaranty.

4. **Guaranty of Payment**. Subject to the limitations provided herein, Guarantor's liability on this Guaranty is a guaranty of payment and performance, not of collectability.

5. **Cessation of Liability**. Guarantor's liability under this Guaranty shall not in any way be affected by the cessation of Borrower's liability for any reason other than full performance of all the obligations under the Loan Documents, including, without limitation, any and all obligations to indemnify Lender.

6. **Authorization of Lender**. Guarantor authorizes Lender, without notice or demand and without affecting its liability under this Guaranty, and without consent of Guarantor or prior notice to Guarantor, to:

6.1 **Modify Loan Documents**. Make any modifications to the Loan Documents;

6.2 **Assign Guaranty**. Assign the Loan Documents and this Guaranty;

6.3 **Modify Security**. Take, hold, or release security for the performance of the Guaranteed Obligations with the consent of the party providing such security;

6.4 **Additional Guarantors**. Accept or discharge, in whole or in part, additional guarantors;

6.5 **Order of Sale**. Direct the order and manner of any sale of all or any part of security now or later held under the Loan Documents or this Guaranty, and also bid at any such sale to the extent allowed by law; and

6.6 **Application of Proceeds**. Apply any payments or recovery from Borrower, Guarantor, or any source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order, and priority as Lender may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of such application.

7. **Lender's Rights on Borrower's Default**. Guarantor agrees that on Borrower's default Lender may elect to nonjudicially or judicially foreclose against all or part of the real or personal property securing Borrower's obligations, or accept an assignment of any such security in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit Guarantor's liability to Lender, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other person for any sums paid to Lender or bar or prejudice Guarantor's rights of subrogation, contribution, or indemnity against Borrower or any other person. Without limiting the foregoing, it is understood and agreed that, on any foreclosure or assignment in lieu of foreclosure of any security held by Lender, such security shall no longer exist and that any right that Guarantor might otherwise have, on full payment of the Borrower's obligations by Guarantor to Lender, to participate in any such security or to be subrogated to any rights of Lender with respect to any such security shall be nonexistent; nor shall Guarantor be deemed to have any right, title, interest, or claim under any circumstances in or to any real or personal property held by Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security. Guarantor again specifically acknowledges and waives the above as more specifically provided for herein.

8. **Effect of Borrower's Bankruptcy.** The liability of Guarantor under this Guaranty shall in no way be affected by:

8.1 **Release of Borrower.** Release or discharge of Borrower in any creditor proceeding, receivership, bankruptcy, or other release or discharge of Borrower, for any reason;

8.2 **Modification of Borrower's Liability.** Impairment, limitation, or modification of Borrower's liability or the estate, or of any remedy for the enforcement of Borrower's liability, which may result from the operation of any present or future provision of the Bankruptcy Code (Title 11 of the United States Code, as amended; 11 U.S.C. §§ 101-1330) or any bankruptcy, insolvency, state or federal debtor relief statute, any other statute, or from the decision of any court;

8.3 **Rejection of Debt.** Rejection or disaffirmance of the Indebtedness, or any portion of the Indebtedness, in any such proceeding;

8.4 **Cessation of Borrower's Liability.** Cessation, from any cause whatsoever, whether consensual or by operation of law, of Borrower's liability to Lender resulting from any such proceeding; or

8.5 **Modification and Replacement of Guaranteed Obligation.** If the Guaranteed Obligations are restructured or replaced in connection with a bankruptcy proceeding or case, Guarantor shall remain liable as guarantor of such restructured or replaced obligation.

9. **Subordination.** Until the Guaranteed Obligations have been paid or otherwise discharged in full, Guarantor subordinates any and all liability or indebtedness of Borrower owed to Guarantor to the obligations of Borrower to Lender that arise under the Guaranteed Obligations.

10. **Application of Payments.** With or without notice to Guarantor, Lender, in its sole and absolute discretion may:

10.1 **Priority of Payments.** Apply any or all payments or recoveries from Borrower, from Guarantor, or from any other guarantor or endorser under this or any other instrument, or realized from any security, in such manner, order, or priority as Lender sees fit, to the indebtedness of Borrower to Lender under the Loan Documents, whether such indebtedness is guaranteed by this Guaranty or is otherwise secured or is due at the time of such application; and

10.2 **Refund to Borrower.** Refund to Borrower any payment received by Lender on any indebtedness guaranteed in this Guaranty, and payment of the amount refunded is fully guaranteed. Any recovery realized from any other guarantor under this or any other instrument shall be first credited on that portion of the indebtedness of Borrower to Lender that exceeds the maximum liability, if any, of Guarantor under this Guaranty.

11. **Claims in Bankruptcy.** Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required or allowed by law on any indebtedness of Borrower to Guarantor, and shall assign to Lender all rights of Guarantor on any such indebtedness. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is authorized to do so in Guarantor's name, or, in Lender's discretion, to assign the claim and to file a proof of claim in the name of Lender's nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount of any such claim, and, to the full extent necessary for that purpose, Guarantor assigns to Lender all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled.

12. **Representations and Warranties if Guarantor is an Entity.** If Guarantor is an entity, Guarantor represents and warrants to Lender that:

12.1 **Legal Status.** Guarantor (a) is duly organized, validly existing under, and in good standing with, the laws of the state in which it is domiciled and in the state in which the property secured the Loan is located in; (b) has all requisite power, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in the state in which any property securing the loan is located in.

12.2 **No Breach**. Neither the execution and delivery of this Guaranty nor compliance with its terms and provisions shall conflict with or result in a breach of, or require any consent under, the organizational documents of Guarantor, or any agreement or instrument by which Guarantor is bound.

12.3 **Authority and Power**. Guarantor has all necessary power and authority to execute, deliver, and perform its obligations under this Guaranty. Guarantor's execution, delivery, and performance of this Guaranty has been duly authorized by all necessary action on its part; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms. Guarantor shall, concurrently with the execution of this Guaranty, deliver to Lender a copy of a resolution of Guarantor's managing member(s), if a limited liability company, or board of directors and/or shareholders, if a corporation, authorizing or ratifying execution of this Guaranty.

12.4 **Financial Statements**. All financial information furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles ("GAAP").

12.5 **Claims and Proceedings**. There are no claims, actions, proceedings, or investigations pending against Guarantor.

13. **Representations and Warranties if Guarantor is an Individual**. If Guarantor is an individual, Guarantor represents and warrants to Lender that:

13.1 **Legal Status**. Guarantor has all requisite power and has all material governmental licenses, authorizations, consents, and approvals necessary to carry on his business as now being or as proposed to be conducted.

13.2 **No Breach**. Neither the execution and delivery of this Guaranty nor compliance with its terms and provisions shall conflict with or result in a breach of, or require any consent under any agreement or instrument by which Guarantor is bound.

13.3 **Authority and Power**. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms.

13.4 **Financial Statements**. All financial information furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles ("GAAP").

13.5 **Claims and Proceedings**. There are no claims, actions, proceedings, or investigations pending against Guarantor.

14. **Information Not Required**. Guarantor represents that Guarantor is fully aware of Borrower's financial condition and operation and is in a position by virtue of his, her, or its relationship to Borrower to obtain all necessary financial and operational information concerning Borrower. Lender need not disclose to Guarantor any information about:

14.1 **Loan Documents**. The Loan Documents or any modification of them, and any action or non-action in connection with them;

14.2 **Other Guaranteed Obligations**. Any other obligation guaranteed in this Guaranty;

14.3 **Borrower's Financial Condition**. The financial condition or operation of Borrower; or

14.4 **Other Guarantors**. Any other guarantors.

15. **Notice**. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by this Guaranty shall be in writing; (b) each notice to Guarantor shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address stated on Page 1 of this Guaranty or such other addresses as may be designated by notice given in compliance with this provision. Notices will be deemed effective on the

earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

16. **No Waiver Upon Lender's Lack of Enforcement.** No failure or delay by Lender, or its successors and assigns, in exercising any right, power, or privilege under this Guaranty shall operate as a waiver; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further such exercise or the exercise of any other right, power, or privilege.

17. **Governing Law; Consent to Jurisdiction and Venue.** This Guaranty is made by Lender and accepted by Guarantor in the State of Florida except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Florida shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Miami-Dade County, Florida, or the applicable federal district court that covers said County, and Guarantor submits to personal jurisdiction in that forum for any and all purposes. Guarantor waives any right Guarantor may have to assert the doctrine of forum non conveniens or to object to such venue.

GUARANTOR'S INITIALS: YC

18. **Advice of Counsel.** Guarantor expressly declares that it knows and understands the contents of this Guaranty and has either consulted or had the opportunity to consult with an attorney as to its form and content.

19. **Attorney Fees.** Guarantor agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of this Guaranty into any judgment on this Guaranty.

20. **Assignability.** This Guaranty shall be binding on Guarantor and Guarantor's heirs, representatives, successors and assigns and shall inure to the benefit of Lender, its successors and assigns, and their successors and assigns and respective personal representatives, successors, and assigns according to the context of this Guaranty. Guarantor shall not have the right to assign the obligations in this Guaranty. Lender may assign its rights under this Guaranty in connection with an assignment of all or part of the Guaranteed Obligation. Notice is hereby waived as to any such assignment by Lender.

21. **Revival of Guaranty**. If a claim ("Claim") is made on Lender at any time (whether before or after payment or performance in full of any Guaranteed Obligation, and whether such claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Lender (from any source) in payment of, or on account of, any Guaranteed Obligation, and if Lender repays such amount, returns value or otherwise becomes liable for all or part of such Claim by reason of (a) any judgment, decree, or order of any court or administrative body or (b) any settlement or compromise of such Claim, Guarantor shall remain severally liable to Lender for the amount so repaid or returned or for which Lender is liable to the same extent as if such payments or value had never been received by Lender, despite any termination of this Guaranty or the cancellation of any note or other document evidencing any Guaranteed Obligation.

22. **Captions**. The captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

23. **Severability**. If any provision in this Guaranty is invalid and unenforceable in the jurisdiction whose law is applied to this Guaranty or in any particular context, then, to the fullest extent permitted by law, (a) the other provisions shall remain in full force and effect in such jurisdiction or context and shall be liberally construed in favor of Lender in order to carry out the parties' intentions as nearly as possible, and (b) the invalidity or unenforceability of any provision in that jurisdiction or context shall not affect the validity or enforceability of such provision in any other jurisdiction.

24. **Waivers**. Without limiting any other provision of this Guaranty or any other Loan Document.

24.1 Waiver of Rights to Require Lender to Act. Guarantor waives the right to require Lender to:

24.1.1. Proceed against Borrower or any other person;

24.1.2. Proceed or exhaust any security held from any person;

24.1.3. Proceed against any other guarantor; or

24.1.4. Pursue any other remedy available to Lender.

24.2 Waivers Until Obligation Is Repaid. Until the Guaranteed Obligations have been paid or otherwise discharged in full:

24.2.1. Guarantor waives all rights of subrogation, indemnity, any rights to collect reimbursement from Borrower, and any right to enforce any remedy that Lender now has, or may have, against Borrower.

24.2.2. Guarantor waives any benefit of, and any right to participate in, any security now or later held by Lender.

24.2.3. Guarantor waives any defense it may have now or in the future based on any election of remedies by Lender that destroys Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, and Guarantor acknowledges that it shall be liable to Lender even though Guarantor may well have no such recourse against Borrower.

24.2.4. Guarantor waives notice of (a) acceptance and reliance on this Guaranty; (b) notice of renewal, extension, or modification of any Guaranteed Obligation under this Guaranty; and (c) notice of default or demand in the case of default.

24.2.5. Guarantor waives any right or defense it may now or hereafter have based on (a) Lender's full or partial release of any party who may be obligated to Lender; (b) Lender's full or partial release or impairment of any collateral for the Guaranteed Obligations; and (c) the modification or extension of the Guaranteed Obligations.

24.2.6. Guarantor waives any and all suretyship defenses now or later available to it under the law governing this Guaranty.

24.2.7. Without limiting the generality of any other waiver or provision of this Guaranty, Guarantor waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under the law governing this Guaranty.

24.2.8. Guarantor waives any statute of limitation affecting liability under this Guaranty or the enforceability of this Guaranty and further waives any defense that might otherwise exist because of the expiration of the statute of limitations on the Loan Documents.

24.2.9. Guarantor waives any duty of Lender to disclose to Guarantor any facts Lender may now know or later learn about Borrower or Borrower's financial condition regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for and is capable of being and keeping informed of Borrower's financial condition and of all circumstances bearing on the risk of nonpayment of any indebtedness guaranteed under this Guaranty.

24.2.10. Guarantor waives all notices to Guarantor.

24.2.11. Without limiting the generality of any other waiver or provision of this Guaranty, Guarantor waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under Florida Statute 222.11, including, but not limited to Florida Statute 222.11(2) as set forth in the Addendum to Guaranty which is attached hereto and incorporated herein as Exhibit "A."

24.2.12. In addition, Guarantor waives the benefit of O.C.G.A. Section 10-7-24.

25. **Arbitration.** Concurrently herewith, Borrower and Guarantor shall execute that certain Arbitration Agreement whereby Borrower, Guarantor, and Lender agree to arbitrate any disputes to resolve any Claims (as defined in the Arbitration Agreement).

26. **Joint and Several.** If this Guaranty is issued by more than one party or if any other party guarantees the obligations of Borrower, the obligations of Guarantor and any others under this Guaranty shall be joint and several.

27. **Entire Agreement.** This Guaranty embodies the entire agreement and understanding between Guarantor and Lender pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations, and discussions, whether verbal or written, of the parties, pertaining to that subject matter. Guarantor is not relying on any representations, warranties, or inducements from Lender that are not expressly stated in this Guaranty.

28. **Further Assurances.** Guarantor shall promptly and duly execute and deliver to Lender such further documents and assurances and take such further action as Lender may from time to time reasonably request, including, without limitation, any amendments to this Guaranty to establish and protect the rights, interests, and remedies created or intended to be created in favor of Lender.

29. **Gender; Singular Includes Plural.** As used in this Guaranty, the singular includes the plural, and the masculine includes the feminine and neuter, and vice versa, if the context so requires.

30. **Nonwaiver.** No provision of this Guaranty or right of Lender under this Guaranty can be waived, nor can Guarantor be released from its obligations under this Guaranty except by a writing duly executed by an authorized representative of Lender.

31. **Continuing Liability.** Guarantor shall continue to be liable under this Guaranty despite the transfer by Borrower of all or any portion of the property encumbered by the Loan Documents.

32. **Time Is of the Essence.** Time is of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty.

33. **Cumulative Rights.** The extent of Guarantor's liability and all rights, powers, and remedies of Lender under this Guaranty, and under any other agreement now or at any future time in force between Lender and Guarantor, shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Borrower to Lender.

34. **WAIVER OF JURY TRIAL.** TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN

DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, BORROWER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN AGREEMENT OR THE NOTE.

35. **Separation of Parties**. Guarantor is separate and distinct from Borrower. Borrower and Guarantor were solely responsible for all corporate structuring and Lender had no role in the corporate structuring of Borrower and/or Guarantor. Borrower and Guarantor have provided independent financial statements to Lender and Lender has relied on such financial statements in making loan to Borrower.

36. **Capitalized Terms.** Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

37. **Community Property.** If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor's spouse ("Guarantor Spouse") is a community property jurisdiction, then each of the following apply:

37.1 Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor's obligations under this Guaranty to the extent of all Guarantor's separate property and against the marital community property of Guarantor and Guarantor Spouse.

37.2 If Guarantor Spouse is not also a Guarantor of the Loan, Guarantor certifies that none of the assets shown on his or her financial statements submitted to Lender for purposes of underwriting the Loan were either (i) Guarantor Spouse's individual property, or (ii) community property under the sole management, control, and disposition of Guarantor Spouse.

37.3 If Guarantor Spouse is not also a Guarantor of this loan and Guarantor or Guarantor Spouse's state of residence is Alaska, Arizona, Idaho, Louisiana, Nevada, New Mexico, Washington, or Wisconsin, Guarantor has caused Guarantor Spouse to acknowledge this Guaranty as required on the signature page of this Guaranty.

38. **Loan Agreement.** This Guaranty is subject to the provisions of the Loan Agreement, which is incorporated herein.

39. **Security for Guaranty.** This Guaranty is not secured by any Collateral (including but not limited to Real Property Collateral) which may secure the Loan, unless the Guarantor(s) are explicitly identified within the subject Security Agreement which also specifically, and separately, states that such Security Agreement secures the Guaranteed Obligations herein.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

YSHAY COHEN

____

Yshay Cohen, an individual

EXHIBIT "A"
ADDENDUM TO GUARANTY

THIS ADDENDUM TO GUARANTY ("Addendum to Guaranty") is entered into and effective as of June 7, 2024, and is among Yshay Cohen, whose address for purposes of this Guaranty is 1013 Centre Road Suite 403-B, Wilmington, Delaware 19805 ("Guarantor"); and RBI Mortgages LLC, a Florida limited liability company ("Lender"), whose address for purposes of this Addendum to Guaranty is 19495 Biscayne Boulevard, Suite 801, Aventura, Florida 33180, and is delivered to and in favor of Lender, its successors and assigns.

RECITALS

A. Landa APP 3 LLC, a Delaware limited liability company ("Borrower") has executed or will execute and has delivered or will deliver to Lender a Secured Note dated June 7, 2024 in the original principal amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00) (the "Note"). The Note is secured by the Security Instrument, and may be secured by other collateral as described in the Note. The Note, Security Instrument and all documents signed in connection with the loan are collectively referred to herein as the "Loan Documents" which evidence the "Loan."

B. To induce Lender to make the Loan to Borrower, which Guarantor acknowledges that Lender would not make without a guaranty, Guarantor is delivering to Lender this Addendum to Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1. Waiver. Without limiting the generality of any other waiver or provision set forth in the Guaranty of the same date herewith, Guarantor waives, to the maximum extent such waiver as permitted by law, any and all benefits or defenses arising directly or indirectly under Florida Statute 222.11(2)(b). By executing this Addendum to Guaranty, Guarantor acknowledges and agrees to waive the protection afforded under Florida Statute 222.11(2)(b) as follows:

IF YOU PROVIDE MORE THAN ONE-HALF OF THE SUPPORT FOR A CHILD OR OTHER DEPENDENT, ALL OR PART OF YOUR INCOME IS EXEMPT FROM GARNISHMENT UNDER FLORIDA LAW. YOU CAN WAIVE THIS PROTECTION ONLY BY SIGNING THIS DOCUMENT. BY SIGNING BELOW, YOU AGREE TO WAIVE THE PROTECTION FROM GARNISHMENT.

2. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Security Instrument executed of even date herewith.

[SIGNATURES FOLLOW]

DATED: June 7, 2024

GUARANTOR:

YSHAY COHEN

____
Yshay Cohen, an individual

I have fully explained this document to the Guarantor.

DATED: June 7, 2024

LENDER:

RBI MORTGAGES LLC, A FLORIDA LIMITED LIABILITY COMPANY

By: ______________________________
Name: ______________________________
Title: ______________________________

LANGUAGE CAPACITY DECLARATION

IF NO TRANSLATOR IS NECESSARY, THE SIGNER MUST HANDWRITE THE FOLLOWING IN THE SPACE PROVIDED.

"I speak the English language fluently and read with full understanding. I do not require a translator to understand these loan documents."

I speak the English language fluently and read with full understanding. I do not require a translator to understand these loan documents.

SIGNER:

YSHAY COHEN

Yshay Cohen, an individual

COMPLIANCE AGREEMENT

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

If requested by Lender or an agent for Lender, the undersigned Borrower agrees to fully cooperate and adjust for clerical, typographical, or scriveners errors, including those concerning material terms, that may be present in any or all of the loan documents if deemed necessary or desirable in the reasonable discretion of Lender.

The undersigned Borrower agrees to comply with all above noted requests by Lender or Agent for Lender within 30 days from the date of mailing said requests. Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses and legal fees for failing to comply with correction requests in such 30-day time period.

The undersigned Borrower does hereby so agree and covenant in order to assure that the Loan Documents executed this date will conform and be acceptable in the market place in the instance of transfer, sale or conveyance by Lender or its interest in and to said loan documentation.

[SIGNATURES FOLLOW]

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

HAZARD INSURANCE DISCLOSURE

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

Borrower shall maintain insurance coverage on any collateral being secured under the Loan during the entire life of the Loan. This insurance coverage, inclusive of any applicable earthquake coverage, must meet minimum requirements set by Lender.

NOTICE: AN INSURANCE POLICY AFFORDING THE MINIMALLY ACCEPTABLE COVERAGE MUST BE KEPT IN FORCE FOR THE TERM OF THE LOAN. SHOULD YOU FAIL EITHER TO MAINTAIN COVERAGE OR TO PAY ANY PREMIUM WHEN DUE AND THE POLICY IS CANCELLED, THE LOAN WILL BE IN DEFAULT UNDER ANY TERMS OF THE LOAN AGREEMENT AND ANY SECURITY INSTRUMENT. AS SUCH, THE LENDER MAY, UPON LEARNING OF THE DEFAULT, OBTAIN INSURANCE AT YOUR EXPENSE TO PROTECT ITS INTEREST IN THE LOAN SECURITY.

Lender shall not, as a condition of receiving, renewing or extending a loan secured by real property:

(a) Require Borrower to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the real property.

(b) Require Borrower to acquire, purchase or negotiate any insurance policy covering the real property through a particular insurance company or insurance agent.

(c) Unreasonably reject an insurance policy furnished by Borrower for the protection of the real property. However, Lender may disapprove the insurance company selected by Borrower for sensible and sufficient reasons, including but not limited to extent of coverage required and the financial soundness and the services of an insurer.

(d) Require Borrower to purchase any insurance product from the Lender or its affiliate as a condition of the Loan.

Borrower's choice of insurer or agent will not affect Lender's credit decision or terms.

[SIGNATURES FOLLOW]

THIS DISCLOSURE IS NEITHER A CONTRACT NOR A COMMITMENT TO LEND.

The undersigned borrower has received, read and approved this Hazard Insurance Disclosure as of the date set forth above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT

THIS ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT ("Agreement") is entered into as of June 7, 2024, and is by and among Landa APP 3 LLC, a Delaware limited liability company ("Borrower"); Yshay Cohen ("Guarantor"); and RBI Mortgages LLC, a Florida limited liability company ("Lender"). Borrower, Guarantor, and Lender are collectively referred to herein as "Parties" and individually as a "Party."

RECITALS

A. Borrower has obtained or will obtain a mortgage loan from Lender as evidenced by that certain Loan and Security Agreement of even date, executed by Borrower ("Loan Agreement") and that certain Secured Note of even date, executed by Borrower ("Note"), which are secured by the Collateral identified in the Loan Agreement. The Loan Agreement, Note, any Security Instrument, and Security Agreements are collectively referred to herein as the "Loan Documents" which evidence the "Loan."

B. To further induce Lender to make the Loan, Guarantor has delivered or will deliver to Lender a Guaranty guaranteeing Borrower's performance on the Loan.

C. All Parties wish to arbitrate any and all disputes among them that may arise out of the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of these Recitals and of the Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. **Mutual Agreement To Arbitrate Disputes.** The Parties agree that any Claim, as defined below, involving the Loan, including, but not limited to claims arising from the origination, documentation, disclosure, servicing, collection or any other aspect of the Loan transaction or the coverage or enforceability of this Agreement, shall be resolved exclusively by binding arbitration under the terms of this Agreement. This Agreement shall also be binding on the agents, successors and assigns of the parties and the Loan.

2. Claim Defined.

2.1 "Claim" shall include, but not be limited, to:

2.1.1. Any claimed wrongdoing, such as misrepresentation, negligence, breach of contract, breach of fiduciary duty, unconscionability, fraud in the inducement, rescission, breach of the covenant of good faith and fair dealing and unfair business practices.

2.1.2. Any claimed violation of state or federal laws, including, but not limited to consumer credit, truth-in-lending, civil rights, equal opportunity, real estate settlement, housing discrimination laws, fair lending acts, licensing, loan regulation and unfair business practices.

2.2. "Claim" shall not include:

2.2.1. Actions by the Lender to judicially or non-judicially foreclose on the Note and Security Instrument or any Security Agreements for the Loan, to enjoin waste, to collect rents, interpleader actions or actions for a receiver, to recover possession, ejectment or relief from the automatic stay in bankruptcy, or to obtain relief through Governmental Authorities.

2.2.2. Actions for provisional remedies such as a temporary restraining order or preliminary injunction or for a permanent injunction based upon an arbitration award.

3. **ARBITRATION OF DISPUTES.** TO THE EXTENT A PRE-DISPUTE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT ENFORCEABLE UNDER APPLICABLE LAW, ANY AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MAKING, PERFORMANCE, OR INTERPRETATION OF THE LOAN

DOCUMENTS, SHALL BE RESOLVED BY BINDING ARBITRATION. UNLESS OTHERWISE AGREED ON, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT ARBITRATION PROCEDURES SET FORTH UNDER FLORIDA LAW. JUDGMENT ON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION SHALL BE HELD BEFORE A SINGLE ARBITRATOR SELECTED AS FOLLOWS: THE DISPUTING PARTIES SHALL, WITHIN TEN (10) BUSINESS DAYS FROM THE DATE ARBITRATION IS REQUESTED BY EITHER PARTY, AGREE UPON AN ARBITRATOR. IF THE PARTIES CANNOT SO AGREE, THEN EACH PARTY, WITHIN FIVE (5) BUSINESS DAYS THEREAFTER, SHALL NAME AN ARBITRATOR WHO SHALL BE AN ATTORNEY LICENSED TO PRACTICE IN FLORIDA AND EXPERIENCED AND QUALIFIED IN REAL ESTATE MATTERS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS OR A RETIRED FLORIDA SUPERIOR OR APPELLATE COURT JUDGE. THOSE TWO NAMED ARBITRATORS SHALL THEN, WITHIN FIVE (5) BUSINESS DAYS, SELECT A THIRD ARBITRATOR WHO SHALL BE QUALIFIED AS DEFINED ABOVE, AND SUCH THIRD ARBITRATOR SHALL BE THE SOLE ARBITRATOR TO HEAR AND DETERMINE THE DISPUTE. IF ANY PARTY HERETO FAILS TO NAME AN ARBITRATOR WITHIN THE TIME LIMIT PROVIDED IN THIS SECTION, THEN THE ARBITRATOR TIMELY NAMED BY THE OTHER PARTY SHALL HEAR AND DECIDE THE DISPUTE. IF THE ARBITRATION IS COMMENCED, THE PARTIES AGREE TO PERMIT DISCOVERY PROCEEDINGS OF THE TYPE PROVIDED UNDER FLORIDA LAW BOTH IN ADVANCE OF, AND DURING RECESSES OF, THE ARBITRATION HEARINGS. ALL FACTS AND OTHER INFORMATION RELATING TO ANY ARBITRATION ARISING UNDER THIS DECLARATION SHALL BE KEPT CONFIDENTIAL TO THE FULLEST EXTENT PERMITTED BY LAW. THE DECISION OF THE ARBITRATOR(S) SHALL FOLLOW THE LAW, SHALL BE RENDERED WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE CONCLUSION OF THE ARBITRATION, AND SHALL BE SET FORTH IN A WRITTEN OPINION STATING THE FINDINGS OF FACT OF THE ARBITRATOR(S) AND LEGAL AUTHORITIES THAT ARE THE BASIS OF THE DECISION. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE MIAMI-DADE COUNTY, FLORIDA. THE COSTS OF THE ARBITRATOR SHALL BE SPLIT EQUALLY BY THE PARTIES BUT SHALL BE A RECOVERABLE COST FOR THE PARTY PREVAILING IN THE ARBITRATION.

4. **ARBITRATION RELATED WAIVER.** THE PARTIES hereby freely waive the right to trial by judge or jury, the right to appeal, pretrial discovery and application of the rules of evidence.

5. **WAIVER OF JURY TRIAL.** TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ANY GUARANTOR, ANY PLEDGOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER

ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN DOCUMENTS.

6. Attorney Fees. Borrower and any Guarantor, Pledgor, and Debtor, if any, agree to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

7. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

8. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

GUARANTOR:

YSHAY COHEN

____
Yshay Cohen, an individual

LENDER:

RBI MORTGAGES LLC, A FLORIDA LIMITED LIABILITY COMPANY

By: ______________________________
Name: ______________________________
Title: ______________________________

BALLOON PAYMENT DISCLOSURE

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

THE NOTE YOU ARE SIGNING WITH RESPECT TO THE LOAN YOU ARE OBTAINING REQUIRES THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL AND ACCRUED INTEREST TO BE PAYABLE IN FULL ON THE "BALLOON PAYMENT DATE" INDICATED BELOW.

NOTICE TO BORROWER:

IF YOU DO NOT HAVE THE FUNDS TO PAY THE BALLOON PAYMENT WHEN IT COMES DUE, YOU MAY HAVE TO OBTAIN A NEW LOAN AGAINST YOUR PROPERTY TO MAKE THE BALLOON PAYMENT. IN THAT CASE, YOU MAY AGAIN HAVE TO PAY COMMISSIONS, FEES, AND EXPENSES FOR THE ARRANGING OF THE NEW LOAN. IN ADDITION, IF YOU ARE UNABLE TO MAKE THE MONTHLY PAYMENTS OR THE BALLOON PAYMENT, YOU MAY LOSE THE PROPERTY AND ALL OF YOUR EQUITY THROUGH FORECLOSURE. KEEP THIS IN MIND IN DECIDING UPON THE AMOUNT AND TERMS OF THIS LOAN.

PLEASE BE SURE YOU FULLY UNDERSTAND THE ABOVE BEFORE SIGNING THE NOTE AND OTHER RELATED LOAN DOCUMENTS.

BALLOON PAYMENT DATE: July 1, 2026

BALLOON PAYMENT AMOUNT: $1,070,000.00*

(*Plus any unpaid interest, charges, fees, costs and other unpaid amounts due under the Loan Documents.)

I ACKNOWLEDGE RECEIPT OF THE ABOVE AND CERTIFY MY FULL UNDERSTANDING OF ALL OF THE TERMS AND CONDITIONS OF THE LOAN AGREEMENT AND NOTE, INCLUDING THE BALLOON PAYMENT REQUIREMENT AS OF THE DATE SET FORTH ABOVE.

[SIGNATURES FOLLOW]

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

CONDITIONAL LOAN APPROVAL

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

Lender has conditionally approved Borrower for a loan in a certain amount as evidenced by the Loan Agreement and other documents executed in connection therewith, collectively, the "Loan Documents" which evidence the "Loan." This conditional loan approval is subject to the following:

1. No Loan Approval Until Loan Disbursed. Lender has not and will not fully approve the Loan until Lender has deposited funds into an escrow account and has instructed the escrow company to disburse the funds to Borrower directly and/or to third parties on Borrower's behalf. No oral modification of this condition is valid or effective.

2. Other Conditions. Lender will not fully approve the Loan until other conditions and requirements by Lender not specified in this document have been satisfied to Lender's satisfaction, in its sole discretion.

[SIGNATURES FOLLOW]

By signing below, I understand and agree to the foregoing and execute this document on the date set forth above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ________________________________

Yshay Cohen, Manager

E.C.O.A. APPRAISAL REPORT DISCLOSURE

(Pursuant to E.C.O.A.)

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

We may order an appraisal to determine the property's value and charge you for this appraisal. We will promptly give you a copy of any appraisal, even if your loan does not close.

You can pay for an additional appraisal for your own use at your own cost.

[SIGNATURES FOLLOW]

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document as of the date set forth above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ________________________________
Yshay Cohen, Manager

CERTIFICATION OF NON-OWNER OCCUPANCY AND INDEMNITY

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306 ("Property")

Borrower certifies and represents to Lender, its agents, employees, successors and assigns the following:

1. I have applied to Lender for a loan in the principal amount of $1,070,000.00 secured by the Property.

2. Lender has stressed to me the importance of knowing whether I occupy or intend to occupy the Property.

3. I certify and represent to Lender that:

   A. Yshay Cohen's true and only principal residence is located at 151 E 20 St, New York NY, 10003;

4. The Property is not the principal or secondary residence of any party to the Loan including (i) any Borrower, (ii) any Guarantor, (iii) any person holding any equity or other ownership interest in Borrower or any Guarantor, and (iv) any member of the immediate family of the persons identified in (i), (ii) and (iii) above (the parties identified in (ii), (iii) and (iv) above are each a "Borrower-Affiliated Party").

5. Neither Borrower nor any Borrower-Affiliated Party has any intention of ever making the Property his or her principal or secondary residence, or otherwise occupying the Property at any time.

6. Neither Borrower nor any Borrower-Affiliated Party shall make the Property his or her principal or secondary residence, or otherwise occupy the Property during the term of the Loan, and Borrower shall not permit a Borrower-Affiliated Party to so reside at or occupy the Property.

7. Borrower agrees to hold Lender harmless and agree to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

[SIGNATURES FOLLOW]

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

BUSINESS PURPOSE OF LOAN CERTIFICATION

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

Borrower certifies to Lender and its successors and assigns the following as true and correct:

1. Borrower has applied for and has obtained or may obtain a loan in the principal amount of $1,070,000.00 (the "Note") pursuant to the terms of the Loan and Security Agreement of even date herewith (the "Loan Agreement"). The Loan Agreement, and all other documents executed in connection therewith shall be referred to herein as the "Loan Documents" which evidence the "Loan."

2. Lender has stressed to Borrower the importance of knowing the primary purpose of this Loan. Borrower knows that the legal responsibilities of the Lender vary considerably depending upon whether a loan is a consumer loan, which is for personal, household or family purposes, or a business loan, which is for every other purpose.

3. Borrower has previously represented to Lender and again represents to Lender in this certification, its successors and assigns, that ALL of the purposes of the Loan, exclusive of commissions and loan expenses incurred to obtain the Loan are:

Purpose	Approximate Amount
refinance	100%.

4. NO part of the proceeds of the Loan are intended to be used for a consumer purpose except the following. If there are no consumer purposes for the loan proceeds, please indicate "N/A" or "NONE" below:

Purpose	Approximate Amount
NA	NA

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT ("Indemnity") is entered into as of June 7, 2024, by and among Landa APP 3 LLC, a Delaware limited liability company ("Borrower") and Yshay Cohen ("Guarantor") (Borrower and Guarantor are collectively referred to herein as "Indemnitor"); to and for the benefit of RBI Mortgages LLC, a Florida limited liability company ("Lender"), and its successors, assigns, services, and participants, any party who now or hereafter holds an interest in the Loan described below, and the respective parent, subsidiary, and affiliated corporations of each of the foregoing, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to in this Indemnity individually as an "Indemnitee" and collectively as the "Indemnitees").

In consideration of Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Indemnitor represents, warrants, and agrees as follows:

1. **Definitions.** The following terms as used in this Indemnity shall have the meaning set forth in this Section.

1.1 "**Applicable Law**" means any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit holding jurisdiction over the Property (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.2 "**Environmental Laws**" means any and all present or future laws (whether common law, statute, rule, regulation, or otherwise), permits, and other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property, for the protection of health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property.

1.3 "**Governmental Authority**" means any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.4 "**Hazardous Materials**" means any and all (a) substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as "hazardous substances" under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as "medical wastes" under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials,

and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.5 **"Hazardous Material Activity"** means any actual storage, holding, use, release (including, without limitation, a release as defined under Applicable Law), emission, discharge, generation, processing, abatement, removal, repair, remediation, closure, site restoration, cleanup or detoxification, disposal, handling, or transportation of any Hazardous Material from, under, in, at, on, or about the Property or the surrounding property, or any other remedial act, activity, or occurrence that causes or would cause such event to exist.

1.6 **"Loan"** means the loan provided by Lender to Borrower as provided for in the Loan Documents.

1.7 **"Loan Documents"** means that certain Loan and Security Agreement ("Loan Agreement"), Secured Note ("Note"), any Security Instruments or Security Agreements (as defined in the Loan Agreement) and all attendant loan documents executed in connection therewith.

1.8 **"Losses"** means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs, and expenses (including, without limitation, the reasonable fees and disbursements of outside legal counsel, accountants, consultants, and experts and the reasonable charges of in-house legal counsel and accountants), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all legal fees therefor).

1.9 **"Property"** means the Real Property Collateral identified in the Loan Agreement and further described in the attached Exhibit "A" attached hereto and incorporated herein as fully set forth.

2. **Representations and Warranties.** Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor represents and warrants the following:

2.1 **Environmental Law Compliance.** Indemnitor and the Property are in compliance with all applicable Environmental Laws relating to the Property and the use of the Property;

2.2 **No Hazardous Materials Affecting Property.** There are no Hazardous Materials in, on, under, or affecting the Property, except those in compliance with all applicable Environmental Laws, and disclosed to Lender in writing, and there is no asbestos or asbestos-containing construction materials in, on, under, or affecting the Property;

2.3 **No Usage of Hazardous Materials in Property.** Indemnitor has not engaged in any Hazardous Material Activity at, in, on, under, about, or from the Property except in compliance with all applicable Environmental Laws and as disclosed in writing to Lender;

2.4 **No Knowledge of Hazardous Materials.** Neither Indemnitor nor any agent, affiliate, tenant, or partner of Indemnitor has received any notice or advice from any Governmental Authority or any source (including third parties) whatsoever with respect to Hazardous Materials in, on, at, under, about, from, or affecting the Property; nor have any of them received a written notice from any other third party alleging the occurrence of any Hazardous Material Activity in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property; and Indemnitor has no knowledge of any prior owner or occupant of the Property receiving any such notice or advice;

2.5 **No Border Zone Property or Hazardous Waste Property.** No portion of the Property contains or is located within Two Thousand (2,000) feet of a significant disposal of hazardous waste under Applicable Law that could cause the Property to be classified as a hazardous waste property or a border zone property; and

2.6 **No Underground Storage/Hazardous Materials.** No underground storage tanks or underground Hazardous Materials deposits are located on or under the Property.

2.7 **No Investigation.** The Property and Indemnitor are not in violation of any Environmental Laws or subject to any existing, pending, or threatened investigation by any Governmental Authority under any Environmental Laws.

2.8 **Required Permits.** Indemnitor has not obtained and is not required by any Environmental Laws to obtain any permits or licenses to construct or use the Property or the Improvements (as defined in the Security Instrument).

2.9 **No Prior Release.** Indemnitor has conducted an appropriate inquiry into previous uses and ownership of the Property, and after such inquiry determined that no Hazardous Materials have been disposed of, transported, or released on or at the Property.

2.10 **Adjacent Property.** To the best of Indemnitor's knowledge and belief, after diligent investigation and inquiry, no real property adjoining the Property is being used, or has ever been used at any previous time, for any Hazardous Material Activity, nor is any other real property adjoining the Property affected by Hazardous Materials contamination.

2.11 **Not Subject to any Order.** No investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials contamination is proposed, threatened, anticipated, or in existence regarding the Property. The Property is not currently on, and to Indemnitor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

2.12 **No Notice of Violation.** Indemnitor nor, to the best of Indemnitor's knowledge and belief, after diligent investigation and inquiry, any tenant of any portion of the Property has received any notice from any Governmental Authority regarding any violation of any Environmental Laws.

2.13 **Compliant Use.** The use that Indemnitor makes and intends to make of the Property shall not result in the disposal or release of any Hazardous Materials on, in, or to the Property.

3. **Covenants of Indemnitor.** Indemnitor covenants as follows:

3.1 **Asbestos Free Property.** Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, the Property is and shall be kept free of asbestos and asbestos-containing construction materials.

3.2 **No Hazardous Materials on Property.** Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, neither Indemnitor nor any occupant of the Property shall use, transport, store, treat, generate, handle, dispose of, or in any manner deal with Hazardous Materials on, in, at, about, or from the Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations, including Environmental Laws, and as disclosed in writing to Lender; nor shall Indemnitor or any occupant cause the Property to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under any Environmental Law.

3.3 **Compliance with Environmental Laws.** Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall comply with, and ensure compliance by all occupants, business invitees and other authorized or unauthorized persons on the premises, of the Property with, all Environmental Laws and shall keep the Property free and clear of any liens imposed pursuant to any Environmental Laws.

3.4 **Notify Lender of Hazardous Materials on Property.** In the event that Indemnitor receives any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials in, on, under, from, or affecting the Property, Indemnitor shall immediately notify Lender, in writing.

3.5 **No Underground Storage Tanks on Property.** Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall not allow to exist on, under, or about the Property any underground storage tanks or underground Hazardous Materials deposits.

3.6 **Discovery of Hazardous Materials on Property.** If at any time Hazardous Materials are discovered in, on, under, or about the Property that do not comply with the provisions herein, Indemnitor shall immediately inform Lender, in writing, of such and Indemnitor's proposed remedial program, and

Indemnitor shall remove such Hazardous Materials from the Property or the groundwater underlying the Property or remediate the same in accordance with all requirements of the appropriate governmental entities. All remedial work shall be conducted and completed promptly, at Indemnitor's sole cost and expense, by a contractor or contractors approved by Lender.

3.7 **Environmental Site Assessment.** Indemnitor, at its sole expense, shall (i) perform any environmental site assessment or other investigation of environmental conditions in connection with the Property (including, without limitation, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid, or gas), pursuant to Lender's written request upon Lender's reasonable belief that the Property is not in full compliance with Environmental Laws or Permits; and (ii) if requested by Lender, share all reports, results, and correspondence related to such assessments or investigations with Lender. Indemnitor agrees to have any written reports structured to allow Lender (and any other party designated by Lender) to rely on such reports.

3.8 **Lender's Right to Enter Property; Samples of Property; Payment by Indemnitor if violation of Environmental Laws.** Indemnitee has the right, but not the obligation, after reasonable prior notice to Indemnitor to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Indemnitee's sole discretion) and to take samples of soil, groundwater or other water, air quality, and building materials, and to conduct other invasive testing. Such assessment or audit shall be conducted in such a manner to minimize interference with the conduct of business at the Property. Indemnitor agrees to reasonably cooperate in connection therewith. If any such undertaking discloses that a violation of, or a liability under, any Environmental Law exists, or if such undertaking was required or prescribed by any Environmental Law or Governmental Authority, or if the inspection is performed while an Event of Default exists under any of the Loan Documents, then Indemnitor shall pay all reasonable costs and expenses incurred in connection with such undertaking; otherwise, the costs and expenses of such undertaking shall be paid by Indemnitee.

4. **Indemnification From Indemnitor.**

4.1 Indemnification. To the fullest extent permitted by law, Indemnitor agrees to indemnify, defend, protect, and hold harmless the Indemnitees from and against any and all Losses suffered, imposed on, or incurred by such Indemnitee or asserted against such Indemnitee arising out of or as a result of any of the following:

4.1.1. Any breach of the representations, warranties, and covenants made by Indemnitor in this Indemnity;

4.1.2. Any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity;

4.1.3. Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any occurrence or violation described above; or

4.1.4. Any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee that directly or indirectly relates to, arises from, or is based on any of the matters described above, or any allegation of any such matters.

5. Condition to Loan. Borrower acknowledges and agrees that Lender has made it a condition of making the Loan to Borrower that this Indemnity be executed and delivered by the Indemnitor in order to protect the Indemnitees from such liabilities, costs, and expenses as set forth in this Indemnity.

6. Survival of Obligations. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. Each Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Indemnitor under this Indemnity unless and until all obligations of such Indemnitor have been satisfied in

full. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth in this Indemnity is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of each Indemnitee against each Indemnitor under this Indemnity.

7. **Interest.** All obligations of the Indemnitor under this Indemnity shall be payable on demand, and any amount due and payable under this Indemnity to any Indemnitee by any Indemnitor that is not paid within thirty (30) days after written demand for it from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand until paid at the default rate identified in the Secured Note.

8. **Payment of Costs and Expenses.** The Indemnitor shall pay to each Indemnitee all costs and expenses (including, without limitation, the reasonable fees and disbursements of any Indemnitee's outside legal counsel and the reasonable charges of any Indemnitee's in-house legal counsel) incurred by such Indemnitee in connection with, or the enforcement of, this Indemnity.

9. **Binding on Successors; Joint and Several Liability.** This Indemnity shall be binding upon each Indemnitor, its heirs, representatives, administrators, executors, successors, and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees, and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan). Any married person executing this Indemnity agrees that recourse may be had against community assets and against such person's separate property for the satisfaction of all obligations. If this Indemnity is executed by more than one person or entity, the liability of each such person and entity shall be the joint and several obligations of each of them.

10. **Governing Law; Consent to Jurisdiction and Venue.** This Agreement is made by Lender and accepted by Indemnitor in the State of Florida except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Property under the Loan Documents shall be governed by and construed according to the laws of the state in which each Property is situated. To the fullest extent permitted by the law of the state in which each Property is situated, the law of the State of Florida shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Miami-Dade County, Florida, or the applicable federal district court that covers said County, and Indemnitor submits to personal jurisdiction in that forum for any and all purposes. Indemnitor waives any right Indemnitor may have to assert the doctrine of forum non conveniens or to object to such venue.

INDEMNITOR'S INITIALS: Y C

11. **CHOICE OF FORUM.** AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO INDEMNITOR, INDEMNITOR AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS INDEMNITY, ITS VALIDITY, OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE ENFORCEMENT OF THIS INDEMNITY, MAY BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS. LENDER AND INDEMNITOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY STATE COURT SITTING IN THE CITY OR COUNTY IN WHICH THE PROPERTY IS LOCATED, OR THE COUNTY IN WHICH NOTICE SHALL BE SENT TO LENDER PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AS DIRECTED BY LENDER, OR ANY UNITED STATES OF AMERICA COURT SITTING IN FLORIDA HAVING

JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO INDEMNITOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. INDEMNITOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS INDEMNITY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

12. **Provisions Severable**. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision to any party or circumstance is declared to be illegal, invalid, or unenforceable for any reason by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions of this Indemnity or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

13. **No Waiver**. No failure or delay on the part of any Indemnitee to exercise any power, right, or privilege under this Indemnity shall impair any such power, right, or privilege, or be construed to be a waiver of any default or an acquiescence in such failure or delay, nor shall any single or partial exercise of such power, right, or privilege preclude other or further exercise of that or any other right, power, or privilege. No provision of this Indemnity may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

14. **Counterparts; Section Captions**. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Indemnity may be detached from any counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form but having attached to it one or more additional signature pages. Captions in sections are included for convenience only. They are not to be utilized in interpreting this Indemnity.

15. **Confirmation of Authority**. The Indemnitor (and their representatives, executing below) have full power, authority, and legal right to execute this Indemnity and to perform all of their obligations under this Indemnity.

16. **Gender**. As used in this Indemnity, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

17. **Merger**. All prior understandings, representations, and agreements with respect to this Indemnity are merged into this Indemnity, which alone fully and completely expresses the agreement of the parties.

18. **Loan Agreement**. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

19. **Capitalized Terms**. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents.

[SIGNATURES FOLLOW]

INDEMNITOR:

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

GUARANTOR:

YSHAY COHEN

____
Yshay Cohen, an individual

EXHIBIT "A"
REAL PROPERTY DESCRIPTION

The Land referred to herein below is situated in the County of Fulton, State of Georgia and is described as follows:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 16 of the 14th District of Fulton County, Georgia, known as Lot 5, Block 4, of the Atlanta Development Company's property, more particularly described as follows:

Beginning at an iron pin on the north side of Greenwood Avenue two hundred (200) feet east from the northeast corner of Greenwood Avenue and Frederica Street; thence north 88 degrees 30 minutes east along the north side of Greenwood Avenue fifty (50) feet; thence north one degree west two hundred (200) feet to an iron pin on the south side of a fifteen (15) foot alley, thence south 88 degrees 30 minutes west along the south side of said alley fifty (50) feet; thence south one degree east two hundred (200) feet to Greenwood Avenue and the point of beginning.

ENTITY CERTIFICATE

TO: RBI Mortgages LLC, a Florida limited liability company ("Lender").

The undersigned, being all of the owners of Landa APP 3 LLC, a Delaware limited liability company (the "Company"), hereby certify to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the "Entity Documents") have been provided to Lender. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated. Additionally, Company shall not in any way modify the Entity Documents during the course of the Loan. Modification of the Entity Documents without the Lender's written prior written consent shall constitute an Event of Default as fully described in the Loan Documents, and Lender shall exercise any and all rights available under said Loan Documents.

3. Lender has agreed to extend a loan (the "Loan") in the amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00). The Loan is to be made in accordance with the terms of the Secured Note, Security Instrument, and all other attendant documents executed in connection therewith (the "Loan Documents").

4. Landa Holdings, Inc, a Delaware corporation has been duly appointed or elected as the Manager of the Company ("Authorized Person"), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof; and

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

Date: June 7, 2024

OWNERS:

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

ENTITY CERTIFICATE

TO: RBI Mortgages LLC, a Florida limited liability company ("Lender").

The undersigned, being all of the owners of Landa Holdings, Inc, a Delaware corporation (the "Company"), hereby certify to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the "Entity Documents") have been provided to Lender. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated. Additionally, Company shall not in any way modify the Entity Documents during the course of the Loan. Modification of the Entity Documents without the Lender's written prior written consent shall constitute an Event of Default as fully described in the Loan Documents, and Lender shall exercise any and all rights available under said Loan Documents.

3. Lender has agreed to extend a loan (the "Loan") in the amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00). The Loan is to be made in accordance with the terms of the Secured Note, Security Instrument, and all other attendant documents executed in connection therewith (the "Loan Documents").

4. ***Certificate Authorized Name TE*** has been duly appointed or elected as the Manager of the Company ("Authorized Person"), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof; and

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

Date: June 7, 2024

OWNERS:

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________
Yshay Cohen, Manager

ANTI-MONEY LAUNDERING DECLARATION

Lender: RBI Mortgages LLC, a Florida limited liability company	Borrower: Landa APP 3 LLC, a Delaware limited liability company
Date: June 7, 2024	Property Address: 996 Greenwood Ave NE, Atlanta, Georgia 30306

The Loan Agreement in addition to this Declaration requires that you affirm and declare that you and the source of all funds related to any and all payments made to Lender and any and all payments made in relation to the Loan are fully compliant with all applicable rules, regulations, opinions, and releases set forth by the U.S. Department of Treasury ("Treasury"), the Financial Crimes Enforcement Network ("FinCen"), the Internal Revenue Service ("IRS") and the Office of Foreign Asset Control ("OFAC").

NOTICE TO BORROWER:

Borrower attests to and affirms the following:

1. All funds paid in relation to this Loan, including, but not limited to, any deposits, fees, and any payments to be made to Lender under the Note shall be made with lawfully sourced funds which were/are deposited in a depository institution insured by a Federal or state agency located in the United States of America.

2. Borrower, its principals, subsidiaries, agents, and assigns are not subject to any inquiries, investigations, administrative hearings, and/or sanctions set forth by OFAC, Treasury, IRS, FinCen or other applicable Federal or state government agency as it pertains to money-laundering and/or tax fraud.

3. Borrower understands that any violation of the representations made in this Declaration by Borrower may be deemed an Event of Default under the Loan Agreement, Note, Security Instrument, and any other Loan Documents, and Lender may elect, in its absolute discretion, to accelerate the Loan and declare all outstanding amounts owing under the Loan Agreement, Note, Security Instrument, and other Loan Documents immediately due and payable.

4. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Documents.

I acknowledge receipt of the above and certify my full understanding of all of the terms and conditions of the Loan Agreement, Note, Deed of Trust and other Loan Documents, including this Declaration as of the date set forth above.

[SIGNATURES FOLLOW]

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________
Yshay Cohen, Manager

SIGNATURE AFFIDAVIT AND AKA STATEMENT

I, Yshay Cohen, certify that this is my true and correct signature:

YShay Cohen ________________________________ [signature]

(Print Name) Signature

AKA STATEMENT

I, Yshay Cohen further certify that I am also known as:

Yishai Cohen ________________________________ [signature]

(Insert Name Variation) Sample Signature

> A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of New York)

County of New York)

This instrument was acknowledged before me this 10 day of June (month), 2021 (year), by Yshay Cohen (name of officer) of Landa Holdings Inc (name of entity acknowledging) a Delaware (state or place of formation) Corporation (type of entity), on behalf of said entity.

___ Personally Known
✓ Produced Identification
Type and # of ID Israel Passport 24562338

(Seal) [signature]
(Signature of Notary)

Monique Gravely
Name of Notary Typed, Stamped or Printed)
Notary Public, State of ~~Georgia~~ New York (MG)

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

AGREEMENT REGARDING SERVICE OF PROCESS
AND CONFIRMATION OF E-MAIL ADDRESS

Borrower:	Landa APP 3 LLC, a Delaware limited liability company 1013 Centre Road Suite 403-B, Wilmington, Delaware 19805
Lender:	RBI Mortgages LLC, a Florida limited liability company 19495 Biscayne Boulevard, Suite 801, Aventura, Florida 33180
Loan Amount:	$1,070,000.00
Property:	996 Greenwood Ave NE, Atlanta, Georgia 30306
Effective Date:	June 7, 2024

The undersigned Borrower is receiving financing from the aforesaid Lender, which financing is secured by that certain mortgage lien, dated as of the date hereof, made by Borrower in favor of Lender encumbering that certain premises located in the County of Fulton and State of Georgia, commonly known by the address 996 Greenwood Ave NE, Atlanta, Georgia 30306, and evidenced by that certain Note for the Loan Amount (the "Loan"). In consideration thereof and as further inducement for Lender to extend the Loan, the undersigned Borrower does hereby represent and promises as follows:

1. Borrower hereby agrees to accept delivery of all notices by lender or its servicer (including but not limited to any default notices that may be served pursuant to the loan documents) by electronic means (email).
2. All notices, will be sent by email to Borrower at accounting@landa.app
3. Borrower further acknowledges that it is borrower's responsibility to notify lender if it changes its email address or prefers to use a new email address.
4. Borrower hereby acknowledges that any notices sent to it by lender or its servicing agent are deemed served upon it when sent to the email address listed in this document unless Borrower notifies lender in writing with its new email address.
5. Borrower hereby indemnifies and holds Lender, its agents, employees, successors and assigns harmless of and from any and all loss, cost, damage, liability and expense (including, without limitation, Attorneys' Fees and expenses and court costs) resulting from or incurred in connection with any failure by Borrower or its agents to comply with the terms of this Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been signed on the June 7, 2024.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________

Yshay Cohen, Manager

GUARANTOR:

YSHAY COHEN

____

Yshay Cohen, an individual

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of New York)

County of New York)

This instrument was acknowledged before me this 10 day of June (month), 2024 (year), by Yshay Cohen (name of officer) of Landa Holdings Inc (name of entity acknowledging) a Delaware (state or place of formation) corporation (type of entity), on behalf of said entity.

____ Personally Known

✓ Produced Identification

Type and # of ID Israel Passport 24562338

(Seal) Monique Gravely

(Signature of Notary)

Monique Gravely

Name of Notary Typed, Stamped or Printed)

Notary Public, State of ~~Georgia~~ New York

MG

Monique Gravely
Notary Public, State of New York
Reg. No. 01GR6390440
Qualified in Richmond County
Commission Expires 04/15/2027

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▸ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above
Landa APP 3 LLC

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☒ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▸ ____

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▸

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exempt from FATCA reporting code (if any) ____

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.
1013 Centre Road Suite 403-B

6 City, state, and ZIP code
Wilmington, Delaware 19805

Requester's name and address (optional)

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number
___ - __ - ____

or

Employer identification number
87-2881695

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▸** [signature] **Date ▸** 6/10/24

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your

U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of agrantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual**. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC**. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation**. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities**. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity**. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
Partnership	Partnership
Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities 3—

A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. **Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983**. You must give your correct TIN, but you do not have to sign the certification.

2. **Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983**. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. **Real estate transactions**. You must sign the certification. You may cross out item 2 of the certification.

4. **Other payments**. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. **Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions**. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
Sole proprietorship or disregarded entity owned by an individual	The owner[3]
Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's SSN.

3 You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships*, earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

PLACEHOLDER PAGE FOR UCC-1 FIXTURE FILING

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

RBI Mortgages LLC
19495 Biscayne Boulevard, Suite 801
Aventura, Florida 33180

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME **Landa APP 3 LLC**					
OR 1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX	
1c. MAILING ADDRESS **1013 Centre Road Suite 403-B**	CITY **Wilmington**	STATE **DE**	POSTAL CODE **19805**	COUNTRY **USA**	

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME **RBI MORTGAGES LLC, A FLORIDA LIMITED LIABILITY COMPANY**				
OR 3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS **19495 Biscayne Boulevard, Suite 801**	CITY **Aventura**	STATE **FL**	POSTAL CODE **33180**	COUNTRY **USA**

4. COLLATERAL: This financing statement covers the following collateral:

See Exhibit "A" attached hereto and made a part hereof

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS

9. NAME OF FIRST DEBTOR: Same as line 1a or 1b on Financing Statement; if line 1b was left blank because Individual Debtor name did not fit, check here ☐

9a. ORGANIZATION'S NAME **Landa APP 3 LLC**		
OR	9b. INDIVIDUAL'S SURNAME	
	FIRST PERSONAL NAME	
	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

10. DEBTOR'S NAME: Provide (10a or 10b) only one additional Debtor name or Debtor name that did not fit in line 1b or 2b of the Financing Statement (Form UCC1) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name) and enter the mailing address in line 10c

10a. ORGANIZATION'S NAME				
OR 10b. INDIVIDUAL'S SURNAME				
INDIVIDUAL'S FIRST PERSONAL NAME				
INDIVIDUAL'S ADDITIONAL NAME(S)/INITIAL(S)				SUFFIX
10c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

11. ☐ ADDITIONAL SECURED PARTY'S NAME or ☐ ASSIGNOR SECURED PARTY'S NAME: Provide only one name (11a or 11b)

11a. ORGANIZATION'S NAME				
OR 11b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
11c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

12. ADDITIONAL SPACE FOR ITEM 4 (Collateral):

13. ☒ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS (if applicable)

14. This FINANCING STATEMENT: ☐ covers timber to be cut ☐ covers as-extracted collateral ☒ is filed as a fixture filing

15. Name and address of a RECORD OWNER of real estate described in item 16 (if Debtor does not have a record interest):

16. Description of real estate:

See Exhibit "B" attached hereto and made a part hereof, commonly known as: 996 Greenwood Ave NE Atlanta, Georgia 30306

17. MISCELLANEOUS:

EXHIBIT "A"

FIXTURES

All right, title, and interest of Debtor in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. "Fixtures" includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

"Debtor" means Landa APP 3 LLC, a Delaware limited liability company, subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such person.

"Secured Party" means RBI Mortgages LLC, a Florida limited liability company.

"Security Instrument" means the Deed to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement made as of June 7, 2024, by Borrower in favor of Lender.

"Note" means The Secured Note payable by Debtor to the order of Secured Party in the principal amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00), which matures on July 1, 2026, evidencing the Loan, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

"Loan" means the extension of credit made by Secured Party to Debtor under the terms of the Loan Documents.

"Loan Documents" means, collectively, the Security Instrument, the Note, and all other instruments and agreements required to be executed by Debtor or any guarantor in connection with the Loan.

"Land" means the real estate or any interest in it described in Exhibit "B" attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

"Mortgaged Property" means the Land, Improvements, Fixtures, Personalty, Leases, and Rents, all as described in Exhibit "B" attached hereto and made a part hereof.

"Improvements" means any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property under the Security Instrument.

"Personalty" means all of the right, title, and interest of Debtor in and to all tangible and intangible personal property, whether now owned or later acquired by Debtor, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions,

accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personalty includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants' security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personalty also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

"Leases" means any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Debtor is granted a possessory interest in the Land.

"Rents" means all rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Debtor or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

"Uniform Commercial Code" means the uniform commercial code as found in the statutes of the state in which the Mortgaged Property is located.

"Governmental Requirements" means any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

Exhibit "B"

Legal Description

The Land referred to herein below is situated in the County of Fulton, State of Georgia and is described as follows:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 16 of the 14th District of Fulton County, Georgia, known as Lot 5, Block 4, of the Atlanta Development Company's property, more particularly described as follows:

Beginning at an iron pin on the north side of Greenwood Avenue two hundred (200) feet east from the northeast corner of Greenwood Avenue and Frederica Street; thence north 88 degrees 30 minutes east along the north side of Greenwood Avenue fifty (50) feet; thence north one degree west two hundred (200) feet to an iron pin on the south side of a fifteen (15) foot alley, thence south 88 degrees 30 minutes west along the south side of said alley fifty (50) feet; thence south one degree east two hundred (200) feet to Greenwood Avenue and the point of beginning.

June 7, 2024

POST CLOSING AGREEMENT

The undersigned has executed certain documents to evidence a loan ("Loan") in the amount of One Million Seventy Thousand and 00/100 Dollars ($1,070,000.00), for property located at 996 Greenwood Ave NE, Atlanta, Georgia 30306 between RBI MORTGAGES LLC ("Lender") and Landa APP 3 LLC, a Delaware limited liability company ("Borrower"), all of even date herewith.

Certain closing requirements associated with the Loan were not met at the closing or must be completed post-closing. As an accommodation to the undersigned, the Lender agreed to close such Loan with the closing requirements not met at closing and the dates by which such requirements must be met listed in the attached **EXHIBIT A.**

The undersigned agrees to meet the above-mentioned closing requirements and to execute and/or deliver such documents and to take any action as the Lender may reasonably request to affect such Loan.

The undersigned further agrees to pay the Lender's attorney fees and expenses associated with obtaining such requirements if the undersigned ***does not promptly comply*** with meeting such requirements of Lender.

The undersigned acknowledges that if there is failure to comply with the provisions of this agreement, the undersigned will be in default with respect to the Loan and the Lender may take such actions as are permitted in the event of a default under the documents executed in connection with the Loan, including accelerating the underlying Note.

BORROWER:

LANDA APP 3 LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: Landa Holdings, Inc, a Delaware corporation, Manager

By: ______________________________

Yshay Cohen, Manager

EXHIBIT A

stewart

ALTA COMMITMENT FOR TITLE INSURANCE
issued by
STEWART TITLE GUARANTY COMPANY

NOTICE

IMPORTANT – READ CAREFULLY: THIS COMMITMENT IS AN OFFER TO ISSUE ONE OR MORE TITLE INSURANCE POLICIES. ALL CLAIMS OR REMEDIES SOUGHT AGAINST THE COMPANY INVOLVING THE CONTENT OF THIS COMMITMENT OR THE POLICY MUST BE BASED SOLELY IN CONTRACT.

THIS COMMITMENT IS NOT AN ABSTRACT OF TITLE, REPORT OF THE CONDITION OF TITLE, LEGAL OPINION, OPINION OF TITLE, OR OTHER REPRESENTATION OF THE STATUS OF TITLE. THE PROCEDURES USED BY THE COMPANY TO DETERMINE INSURABILITY OF THE TITLE, INCLUDING ANY SEARCH AND EXAMINATION, ARE PROPRIETARY TO THE COMPANY, WERE PERFORMED SOLELY FOR THE BENEFIT OF THE COMPANY, AND CREATE NO EXTRACONTRACTUAL LIABILITY TO ANY PERSON, INCLUDING A PROPOSED INSURED.

THE COMPANY'S OBLIGATION UNDER THIS COMMITMENT IS TO ISSUE A POLICY TO A PROPOSED INSURED IDENTIFIED IN SCHEDULE A IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS COMMITMENT. THE COMPANY HAS NO LIABILITY OR OBLIGATION INVOLVING THE CONTENT OF THIS COMMITMENT TO ANY OTHER PERSON.

COMMITMENT TO ISSUE POLICY

Subject to the Notice; Schedule B, Part I – Requirements; Schedule B, Part II – Exceptions; and the Commitment Conditions, Stewart Title Guaranty Company, a Texas corporation (the "Company"), commits to issue the Policy according to the terms and provisions of this Commitment. This Commitment is effective as of the Commitment Date shown in Schedule A for each Policy described in Schedule A, only when the Company has entered in Schedule A both the specified dollar amount as the Proposed Amount of Insurance and the name of the Proposed Insured.

If all of the Schedule B, Part I – Requirements have not been met within 180 days after the Commitment Date, this Commitment terminates and the Company's liability and obligation end.

COMMITMENT CONDITIONS

1. DEFINITIONS
   a. "Discriminatory Covenant": Any covenant, condition, restriction, or limitation that is unenforceable under applicable law because it illegally discriminates against a class of individuals based on personal characteristics such as race, color, religion, sex, sexual orientation, gender identity, familial status, disability, national origin, or other legally protected class.
   b. "Knowledge" or "Known": Actual knowledge or actual notice, but not constructive notice imparted by the Public Records.
   c. "Land": The land described in Item 5 of Schedule A and improvements located on that land that by State law constitute real property. The term "Land" does not include any property beyond that described in Schedule A, nor any right, title, interest, estate, or easement in any abutting street, road, avenue, alley, lane, right-of-way, body of water, or waterway, but does not modify or limit the extent that a right of access to and from the Land is to be insured by the Policy.
   d. "Mortgage": A mortgage, deed of trust, trust deed, security deed, or other real property security instrument, including one evidenced by electronic means authorized by law.
   e. "Policy": Each contract of title insurance, in a form adopted by the American Land Title Association, issued or to be issued by the Company pursuant to this Commitment.
   f. "Proposed Amount of Insurance": Each dollar amount specified in Schedule A as the Proposed Amount of Insurance of each Policy to be issued pursuant to this Commitment.
   g. "Proposed Insured": Each person identified in Schedule A as the Proposed Insured of each Policy to be issued pursuant to this Commitment.

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

AMERICAN LAND TITLE ASSOCIATION

h. "Public Records": The recording or filing system established under State statutes in effect at the Commitment Date under which a document must be recorded or filed to impart constructive notice of matters relating to the Title to a purchaser for value without Knowledge. The term "Public Records" does not include any other recording or filing system, including any pertaining to environmental remediation or protection, planning, permitting, zoning, licensing, building, health, public safety, or national security matters.

i. "State": The state or commonwealth of the United States within whose exterior boundaries the Land is located. The term "State" also includes the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and Guam.

j. "Title": The estate or interest in the Land identified in Item 3 of Schedule A.

2. If all of the Schedule B, Part I – Requirements have not been met within the time period specified in the Commitment to Issue Policy, this Commitment terminates and the Company's liability and obligation end.

3. The Company's liability and obligation is limited by and this Commitment is not valid without:

a. the Notice;
b. the Commitment to Issue Policy;
c. the Commitment Conditions;
d. Schedule A;
e. Schedule B, Part I – Requirements;
f. Schedule B, Part II – Exceptions; and
g. a counter-signature by the Company or its issuing agent that may be in electronic form.

4. COMPANY'S RIGHT TO AMEND

The Company may amend this Commitment at any time. If the Company amends this Commitment to add a defect, lien, encumbrance, adverse claim, or other matter recorded in the Public Records prior to the Commitment Date, any liability of the Company is limited by Commitment Condition 5. The Company is not liable for any other amendment to this Commitment.

5. LIMITATIONS OF LIABILITY

a. The Company's liability under Commitment Condition 4 is limited to the Proposed Insured's actual expense incurred in the interval between the Company's delivery to the Proposed Insured of the Commitment and the delivery of the amended Commitment, resulting from the Proposed Insured's good faith reliance to:
   i. comply with the Schedule B, Part I – Requirements;
   ii. eliminate, with the Company's written consent, any Schedule B, Part II – Exceptions; or
   iii. acquire the Title or create the Mortgage covered by this Commitment.

b. The Company is not liable under Commitment Condition 5.a. if the Proposed Insured requested the amendment or had Knowledge of the matter and did not notify the Company about it in writing.

c. The Company is only liable under Commitment Condition 4 if the Proposed Insured would not have incurred the expense had the Commitment included the added matter when the Commitment was first delivered to the Proposed Insured.

d. The Company's liability does not exceed the lesser of the Proposed Insured's actual expense incurred in good faith and described in Commitment Condition 5.a. or the Proposed Amount of Insurance.

e. The Company is not liable for the content of the Transaction Identification Data, if any.

f. The Company is not obligated to issue the Policy referred to in this Commitment unless all of the Schedule B, Part I – Requirements have been met to the satisfaction of the Company.

g. The Company's liability is further limited by the terms and provisions of the Policy to be issued to the Proposed Insured.

6. LIABILITY OF THE COMPANY MUST BE BASED ON THIS COMMITMENT; CHOICE OF LAW AND CHOICE OF FORUM

a. Only a Proposed Insured identified in Schedule A, and no other person, may make a claim under this Commitment.

b. Any claim must be based in contract under the State law of the State where the Land is located and is restricted to the terms and provisions of this Commitment. Any litigation or other proceeding brought by the Proposed Insured against the Company must be filed only in a State or federal court having jurisdiction.

c. This Commitment, as last revised, is the exclusive and entire agreement between the parties with respect to the subject matter of this Commitment and supersedes all prior commitment negotiations, representations, and proposals of any kind, whether written or oral, express or implied, relating to the subject matter of this Commitment.

d. The deletion or modification of any Schedule B, Part II – Exception does not constitute an agreement or obligation to provide coverage beyond the terms and provisions of this Commitment or the Policy.

e. Any amendment or endorsement to this Commitment must be in writing and authenticated by a person authorized by the Company.

f. When the Policy is issued, all liability and obligation under this Commitment will end and the Company's only liability will be under the Policy.

7. IF THIS COMMITMENT IS ISSUED BY AN ISSUING AGENT

The issuing agent is the Company's agent only for the limited purpose of issuing title insurance commitments and policies. The issuing agent is not the Company's agent for closing, settlement, escrow, or any other purpose.

8. PRO-FORMA POLICY

The Company may provide, at the request of a Proposed Insured, a pro-forma policy illustrating the coverage that the Company may provide. A pro-forma policy neither reflects the status of Title at the time that the pro-forma policy is delivered to a Proposed Insured, nor is it a commitment to insure.

9. CLAIMS PROCEDURES

This Commitment incorporates by reference all Conditions for making a claim in the Policy to be issued to the Proposed Insured. Commitment Condition 9 does not modify the limitations of liability in Commitment Conditions 5 and 6.

10. CLASS ACTION

ALL CLAIMS AND DISPUTES ARISING OUT OF OR RELATING TO THIS COMMITMENT, INCLUDING ANY SERVICE OR OTHER MATTER IN CONNECTION WITH ISSUING THIS COMMITMENT, ANY BREACH OF A COMMITMENT PROVISION, OR ANY OTHER CLAIM OR DISPUTE ARISING OUT OF OR RELATING TO THE TRANSACTION GIVING RISE TO THIS COMMITMENT, MUST BE BROUGHT IN AN INDIVIDUAL CAPACITY. NO PARTY MAY SERVE AS PLAINTIFF, CLASS MEMBER, OR PARTICIPANT IN ANY CLASS OR REPRESENTATIVE PROCEEDING. ANY POLICY ISSUED PURSUANT TO THIS COMMITMENT WILL CONTAIN A CLASS ACTION CONDITION.

STEWART TITLE GUARANTY COMPANY
P.O. Box 2029, Houston, TX 77252-2029

STEWART TITLE GUARANTY COMPANY INCORPORATED 1908 TEXAS

By:____________________
Frederick H. Eppinger, President and CEO

By:____________________
David Hisey, Secretary

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

Transaction Identification Data, for which the Company assumes no liability as set forth in Commitment Condition 5.e.:

Issuing Agent: Blueprint Title GA
Issuing Office: 401 Church Street, 1710
Nashville, TN 37219
Issuing Office's ALTA® Registry ID: 1218083
Loan ID Number: Landa-Greenwood
Commitment Number: 2024-4437-GA
Issuing Office File Number: 2024-4437-GA
Property Address: 996 Greenwood Avenue Northeast, Atlanta, GA 30306
Revision Number: 1

SCHEDULE A

1. Commitment Date: May 19, 2024 8:00 AM TO BE DATED DATE OF RECORDING ON POLICY
2. Policy to be issued:
   (a) 2021 ALTA Loan Policy
   Proposed Insured: **RBI Mortgages, LLC** , ISAOA/ATIMA
   Proposed Amount of Insurance: **$1,248,000.00** $1,070,000.00
   The estate or interest to be insured: **fee simple**
3. The estate or interest in the Land at the Commitment Date is:
   fee simple
4. The Title is, at the Commitment Date, vested in:
   Landa App 3 LLC by quit claim deed from Landa App 3 LLC - 996 Greenwood Avenue NE Atlanta GA LLC dated 08/17/2022 and recorded with Fulton County Clerk of Superior Court on 09/14/2022 as Instrument #2022-0298046 in Book 66137, Page 566.
5. The Land is described as follows:
   See Exhibit A attached hereto and made a part hereof.

BLUEPRINT TITLE GA
401 Church Street, 1710, Nashville, TN 37219
Telephone: (615) 933-0075

Countersigned by:

Katie Johnson

Katie Johnson
Blueprint Title GA, License #101113

STEWART TITLE GUARANTY COMPANY
P.O. Box 2029, Houston, TX 77252-2029

STEWART TITLE GUARANTY COMPANY INCORPORATED 1908 TEXAS

By:
Frederick H. Eppinger, President and CEO

By:
David Hisey, Secretary

ENDORSEMENTS:
ALTA 8.1
ALTA 9

GAP AND MECHANIC LIEN COVERAGE INCLUDED IN THE JACKET OF THE POLICY.

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

AMERICAN LAND TITLE ASSOCIATION

SCHEDULE B, PART I – Requirements

All of the following Requirements must be met:

1. The Proposed Insured must notify the Company in writing of the name of any party not referred to in this Commitment who will obtain an interest in the Land or who will make a loan on the Land. The Company may then make additional Requirements or Exceptions.

2. Pay the agreed amount for the estate or interest to be insured.

3. Pay the premiums, fees, and charges for the Policy to the Company.

4. Pay all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

5. A Notice and Waiver must be executed by the Purchaser.

6. An owner's affidavit, satisfactory to the Company, must be executed by the Seller.

7. Duly authorized and executed Security Deed from Landa App 3 LLC, a Delaware Limited Liability Company, to RBI Mortgages, LLC, securing its loan in the amount of $1,248,000.00.

8. Security Deed in favor of IceCap Sub-REIT II, LLC, dated August 19, 2022 and recorded on September 14, 2022 in Book 66137, Page 570 as Instrument #2022-0298047 of the Official Public Records of Fulton County, Georgia, executed by Landa App 3, LLC, a Delaware limited liability company, securing the payment of a note in the amount of $1,012,000.00 of even date therewith. To be satisfied and released.

9. Financing Statement executed by Landa App 3, LLC to IceCap Sub-REIT II, LLC recorded on November 11, 2022 as Instrument #2022-0339824 in Book 66313, Page 239.

10. Company requires proof of release of the insured property from Tax Fifa against Landa App 3 LLC, filed by The City of Atlanta, Georgia, in the amount of $28,005.87, plus costs and interest, dated March 14, 2024, and recorded on 03/14/2024 in Lien Book 5764, Page 250 among the Land Records of Fulton County, GA.

    Transferred to Investa Services, LLC Servicer for Christiana Trust Custodian for GSRAN-Z, recorded on 03/25/2024 in Lien Book 5830, Page 476.

11. Company requires proof of release of the insured property from Tax FiFa against Landa App 3 LLC, filed by The Fulton County, Georgia, in the amount of $7,513.19, plus costs and interest, dated March 14, 2024, and recorded on 03/14/2024 Lien Book 5783, Page 558, among the Land Records of Fulton County, GA.

    Transferred to Investa Services, LLC Servicer for Christiana Trust Custodian for GSRAN-Z, recorded on 03/25/2024 in Lien Book 5830, Page 477.

12. Company requires proof of release of the insured property from Tax FiFa against Landa App 3 LLC, filed by The City of Atlanta, Georgia, in the amount of $446.83, plus costs and interest, dated March 14, 2024, and recorded on 03/14/2024 in Lien Book 5800, Page 280, among the Land Records of Fulton County, GA.

    Transferred to Investa Services, LLC Servicer for Christiana Trust Custodian for GSRAN-Z, recorded on 03/25/2024 in Lien Book 5830, Page 478.

13. Pay all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

SATISFIED AT CLOSING

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

2023 County Taxes were PAID in the amount of $$7,513.29.
2023 City of Atlanta Taxes are PAID in the amount of $28,005.87
2023 Solid Waste is were PAID in the amount of $446.83.

14. The Company requires for its review:

1) A file stamped copy of the Articles of Organization;
2) A Certificate of Existence** evidencing that Landa App 3 LLC is in good standing;
3) A copy of the current Operating Agreement of the company, together with all amendments and modifications;
4) Affidavit from Manager/Member authorizing the transaction and confirming that there are no amendments, modifications, etc. to the Operating Agreement or that any amendments/modifications are attached to the Affidavit.

At the time the Company is furnished with these items, the Company may make additional requirements or exceptions.

SATISFIED AT CLOSING

**Note for agents: You must verify the good standing of the limited liability company. A screenshot of the Division of Corporations website showing the status of the company is acceptable in lieu of a formal Certificate of Status.

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

SCHEDULE B, PART II – Exceptions

Some historical land records contain Discriminatory Covenants that are illegal and unenforceable by law. This Commitment and the Policy treat any Discriminatory Covenant in a document referenced in Schedule B as if each Discriminatory Covenant is redacted, repudiated, removed, and not republished or recirculated. Only the remaining provisions of the document will be excepted from coverage.

The Policy will not insure against loss or damage resulting from the terms and conditions of any lease or easement identified in Schedule A, and will include the following Exceptions unless cleared to the satisfaction of the Company:

OMIT X 1. Any defect, lien, encumbrance, adverse claim, or other matter that appears for the first time in the Public Records or is created, attached, or is disclosed between the Commitment Date and the date on which all of the Schedule B, Part I—Requirements are met.

OMIT X 2. Defects, liens encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the Proposed Insured acquires of record for value the estate or interest or mortgage thereon covered by the form.

3. All taxes for the year 2024 and subsequent years, not yet due and payable, and any additional taxes for the current year or any prior years resulting from a reassessment, amendment or re-billing of city or county taxes subsequent to the Effective Date.

OMIT X 4. Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land.

OMIT X 5. Rights or claims of parties in possession not shown by the Public Records

OMIT X 6. Liens or rights to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the Public Records.

OMIT X 7. Easements, or claims of easements, not shown by the public records

8. Restrictions upon the use of the premises not appearing in the chain of title to the land.

OMIT X 9. Any water, sewer, sanitary or other utility bill which has not yet been issued from the county authority

OMIT X 10. Taxes or special assessments which are not shown as existing liens by the Public Records.

11. This policy does not insure the exact amount of acreage contained within the Land.

NOTE: This commitment for Title Insurance does NOT constitute a report of title and is not to be relied upon by the proposed insured(s) or any other party as a title report or representation of the status of title. Any title search and examination conducted by or for the Company in connection with the issuance of this Commitment for Title Insurance, if any is solely for the benefit of the Company. The sole liability of the company and /or its issuing agent hereunder shall be set forth in the Conditions and Stipulations of this Commitment for Title Insurance. Neither the company nor its issuing agent shall be liable to the proposed insured(s) or any other party for any claim of alleged negligence, negligent representation, or any other cause of action in tort in connection with this Commitment for Title Insurance unless a policy of title insurance is purchased.

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

12. Right of Way Easement to Georgia Power Company, recorded on 05/06/1971 in Book 5385, Page 351.

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

EXHIBIT "A"

The Land referred to herein below is situated in the County of Fulton, State of Georgia and is described as follows:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 16 of the 14th District of Fulton County, Georgia, known as Lot 5, Block 4, of the Atlanta Development Company's property, more particularly described as follows:

Beginning at an iron pin on the north side of Greenwood Avenue two hundred (200) feet east from the northeast corner of Greenwood Avenue and Frederica Street; thence north 88 degrees 30 minutes east along the north side of Greenwood Avenue fifty (50) feet; thence north one degree west two hundred (200) feet to an iron pin on the south side of a fifteen (15) foot alley, thence south 88 degrees 30 minutes west along the south side of said alley fifty (50) feet; thence south one degree east two hundred (200) feet to Greenwood Avenue and the point of beginning.

INSURE

This page is only a part of a 2021 ALTA Commitment for Title Insurance issued by Stewart Title Guaranty Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I – Requirements; and Schedule B, Part II – Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.